Summit	Prospectus
Mutual
Funds

Everest Fund
Large Cap Growth Fund
Nasdaq-100 Index Fund
Bond Fund
Short-term Government Fund
High Yield Bond Fund
Money Market Fund

These securities have not been approved or disapproved by the Securities and Exchange Commission ("SEC") or any state.  Neither the SEC nor any state has determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

February 1, 200 8 ~~7 (As Supplemented Effective March 1, 2007)~~

February 1, ~~2007~~ 2008

~~As Supplemented Effective March 1, 2007)~~

SUMMIT MUTUAL FUNDS, INC.

TABLE OF CONTENTS

INTRODUCTION

3

FUND PROFILES

4

EVEREST FUND PROFILE

4

LARGE CAP GROWTH FUND PROFILE

7

NASDAQ-100 INDEX FUND PROFILE

9

BOND FUND PROFILE

12

SHORT-TERM GOVERNMENT FUND PROFILE

16

HIGH YIELD BOND FUND PROFILE

18

MONEY MARKET FUND PROFILE

21

FEES AND EXPENSES OF THE FUNDS

23

OTHER INVESTMENT POLICIES, STRATEGIES AND RISKS

25

FOREIGN SECURITIES

25

FOREIGN CURRENCY TRANSACTIONS

26

HIGH YIELD BONDS

26

REPURCHASE AGREEMENTS

27

REVERSE REPURCHASE AGREEMENTS

27

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

27

OPTIONS ON SECURITIES INDICES

29

COLLATERALIZED MORTGAGE OBLIGATIONS

29

ASSET-BACKED AND MORTGAGE-BACKED SECURITIES

29

LENDING FUND SECURITIES

30

EXCHANGE-TRADED FUNDS AND ACQUIRED FUNDS

31

TEMPORARY INVESTMENTS

31

OTHER INFORMATION

31

FUND MANAGEMENT

32

INVESTMENT ADVISER

32

ADVISORY FEE

33

SUBADVISER

33

SHAREHOLDER INFORMATION

34

CLASSES OF SHARES OFFERED BY THE FUNDS

34

DISTRIBUTION AND SHAREHOLDER SERVICE (12B-1) PLAN

35

OTHER MARKETING AND SERVICE ARRANGEMENTS

35

PRICING OF FUND SHARES

36

PURCHASE OF SHARES

37

MINIMUM INVESTMENTS

37

SALES CHARGES

38

REDEMPTION OF SHARES

43

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

49

FEDERAL TAXES

50

STATE AND LOCAL TAXES

51

NASDAQ DISCLAIMER

51

FINANCIAL HIGHLIGHTS

52

APPENDIX A:  RATINGS

59

INTRODUCTION

This prospectus explains the objectives, risks and strategies of seven of the twenty-one Funds ("Funds") comprising Summit Mutual Funds, Inc. ("Summit Mutual Funds"), each of which is advised by Summit Investment Partners, Inc. (the "Adviser").  Each Fund Profile below summarizes important facts about the Fund, including its investment objective, strategy, risks and past investment performance.  Investors should be aware that the investments made by a Fund and the results achieved by a Fund at any given time are not expected to be the same as those made by other mutual funds managed by the Adviser or a subadviser acting as investment adviser, including mutual funds with names, investment objectives and policies similar to the Fund.  More detailed information about the Funds' investment policies and strategies is provided after the Profiles, along with information about Fund expenses for each Fund.

The seven Funds included in this Prospectus are part of the Summit Mutual Funds' Summit Apex Series, that ~~whose shares are~~ offer s ~~ed to~~ institutional and retail investors two classes of shares ~~. These Funds are also offered to The Union Central Life Insurance Company ("Union Central") and its exempt separate accounts.~~

~~This prospectus offers two classes of shares~~ :

1)

Each Fund offers Class I shares without a sales charge; and

2)

Each Fund except the Nasdaq-100 Index Fund and the Money Market Fund also offers Class A shares, which are subject to an initial sales charge and a Distribution and Shareholder Service (12b-1) Plan fee.

INDEX FUND

The Nasdaq-100 Index Fund seeks investment results that correspond to the investment performance of U.S. common stocks, as represented by the Nasdaq-100 Index.

MANAGED FUNDS

The Everest Fund seeks primarily long-term appreciation of capital, without incurring unduly high risk, by investing primarily in common stocks and other equity securities. Current income is a secondary objective.

The Large Cap Growth Fund seeks primarily long-term appreciation of capital, without incurring unduly high risk, by investing primarily in common stocks and other equity securities. Current income is a secondary objective.

The Bond Fund seeks as high a level of current income as is consistent with reasonable investment risk, by investing primarily in long-term, fixed-income, investment-grade corporate bonds.

The Short-term Government Fund seeks to provide a high level of current income and preservation of capital by investing 100% of its total assets in bonds issued by the U.S. government or its agencies or instrumentalities.

The High Yield Bond Fund seeks high current income and capital appreciation, secondarily.

The Money Market Fund seeks to maintain stability of capital and, consistent therewith, to maintain the liquidity of capital and to provide current income.

FUND PROFILES

EVEREST FUND PROFILE

Investment Objective

The Everest Fund seeks primarily long-term appreciation of capital, without incurring unduly high risk, by investing primarily in common stocks and other equity securities. Current income is a secondary objective.

Investment Strategies

A major portion of the Everest Fund will be invested in common stocks. The Fund seeks special opportunities in securities that are selling at a discount from theoretical price/earnings ratios and that seem capable of recovering from their temporary out-of-favor status (a "value" investment style).  The Fund may invest all or a portion of its assets in preferred stocks, convertible preferred stocks, convertible bonds, and convertible debentures.  When market conditions for equity securities are adverse, and for temporary defensive purposes, the Fund may invest in Government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents. However, the Fund normally will remain primarily invested in common stocks.

The Everest Fund's investment strategy is based upon the belief of the Adviser that the pricing mechanism of the securities market lacks total efficiency and has a tendency to inflate prices of some securities and depress prices of other securities in different market climates.  The Adviser believes that favorable changes in market prices are more likely to begin when:

•

securities are out-of-favor,

•

price/earnings ratios are relatively low,

•

investment expectations are limited, and

•

there is little interest in a particular security or industry.

The Adviser believes that securities with relatively low price/earnings ratios in relation to their profitability are better positioned to benefit from favorable but generally unanticipated events than are securities with relatively high price/earnings ratios which are more susceptible to unexpected adverse developments.

The Fund may invest up to 20% of its assets in financial futures contracts and options and stock index futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to minimize trading costs.  As a temporary investment strategy, when ~~until~~ the Fund has less than ~~reaches~~ $50 million in net assets, the Fund may invest up to 100% of its assets in such futures and/or options contracts.  The Fund may also sell covered calls on futures contracts or individual securities held in the Fund.

Primary Risks

An investment in the Fund entails investment risk, including possible loss of the principal amount invested.  The Fund's primary risks include:

•

Market risk:  The Fund's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends.  As a result, shares of the Fund could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

•

Financial risk:  The Fund's total return will fluctuate with fluctuations in the earnings stability or overall financial soundness of the companies whose stock the Fund purchases.

•

Investment style risk:  The Fund's investment style risks that returns from "value" stocks it purchases will trail returns from other asset classes or the overall stock market. The market may favor growth stocks to the exclusion of value stocks, or may not favor equities at all.  There is no guarantee that a value security is in fact, undervalued, or that the market will ever recognize its true value.  In addition, to the extent that the Fund invests in value securities, it may produce more modest gains than equity funds with more aggressive investment profiles.

•

Temporary defensive risk:  The Fund may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents during periods of significant uncertainty.  The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Fund, such as a pending material change in net assets resulting from the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Adviser believes that it is appropriate to resume the Fund's long-term investment strategies.  During such a temporary defensive period, the Fund likely will not achieve its objective.

•

Derivatives risk:  The Fund may invest in financial futures contracts and options and stock index futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to minimize trading costs.  The principal risk of derivatives used in this context is that the derivative instrument might not be highly correlated with the security or securities for which it is being used as a substitute.

Bar Chart and Performance Table

The bar chart and table below provide some indication of the risk of investing in the Everest Fund.  The bar chart shows how the Fund's Class I shares' annual performance has varied from year to year since its inception.  The table shows how the Fund's average annual total returns compare with those of the Russell 1000 Value Index.  The bar chart does not reflect the impact of sales charges (which apply to Class A shares), which would lower returns below those shown in the bar chart.  The table reflects deduction of the front-end sales charge applicable to Class A shares.  Absent limitation of the Fund's expenses in 2000 and 2001, total returns would be lower. The Fund's past performance (before and after taxes) is not necessarily indicative of future performance.

*Total return for the most recent fiscal year quarter ended December 31, 200 7 was -4 .. 70%.

During the period shown in the bar chart, the highest return for a calendar quarter was 21.04% (quarter ended 6/30/2003) and the lowest return for a quarter was -21.37% (quarter ended 9/30/2002).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Year	Since Inception (December 29, 1999)
Class I Shares
Return Before Taxes	. 60%	15 .. 34%	8 .. 62%
Return After Taxes on Distributions(1)	-1.29%	13.64%	7.03%
Return After Taxes on Distributions
and Sale of Fund Shares(1)	1. 78%	12.88%	6.80%

Class A Shares(2)
Return Before Taxes	- 5. 42%	13 .. 77%	7 .. 55%

Russell 1000 Value Index(3)	- .. 17%	1 4 ..6 3%	6 .. 87%

_____

(1)

After-tax returns are presented for Class I shares only.  After-tax returns for Class A shares will vary.   After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

(2)	Prior to October 1, 2004, Class A shares were designated as Class F shares and were not subject to an initial sales load. A 5.75% load has been applied.
(3)	Reflects no deduction for fees, expenses or taxes.

LARGE CAP GROWTH FUND PROFILE

Investment Objective

The Large Cap Growth Fund seeks primarily long-term appreciation of capital, without incurring unduly high risk, by investing primarily in common stocks and other equity securities. Current income is a secondary objective.

Investment Strategies

The Fund strategically invests in a diversified portfolio of high-quality, growth-oriented common stocks.  Individual security investment decisions are made using a long-term horizon, which the Fund management believes will generate above benchmark returns with lower risk characteristics.

Under normal circumstances, the Fund will invest at least 80% of the value of its assets in common stocks and preferred stocks of Large Cap issuers.  When market conditions for equity securities are adverse, and for temporary defensive purposes, the Fund may invest in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.  However, the Fund normally will remain primarily invested in common stocks.

The Fund seeks securities that generate targeted sales, earnings, and cash flow growth potential, selling at a discount relative to their potential for growth.  The Fund's investment strategy is based upon the belief of the Adviser that over the long term, stock price appreciation is generally tied to its company's growth potential.  Understanding the growth potential and paying a favorable price, is the beginning mechanism of stock performance.  The Adviser completes the investment process and manages risk levels with a sell discipline also focused on growth potential and valuation.  The Adviser also manages risk through stock selection across sectors and a broad industry base.  The Fund generally considers securities with issuers that have over $1 billion in market capitalization to be eligible for consideration as Large Cap investments.

The Fund may invest up to 20% of its assets in financial futures contracts and options and stock index futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to minimize trading costs.  The Fund may also sell covered calls on futures contracts or individual securities held in the Fund.

Primary Risks

An investment in the Fund entails investment risk, including possible loss of the principal amount invested.  The Fund's primary risks include:

•

Market risk:  The Fund's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends.  As a result, shares of the Fund could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

•

Financial risk:  The Fund's total return will fluctuate with fluctuations in the earnings stability or overall financial soundness of the companies whose stock the Fund purchases.

•

Investment style risk:  The Fund's investment style risks that returns from "growth" stocks it purchases will trail returns from other asset classes or the overall stock market. The market may favor value stocks to the exclusion of growth stocks, or may not favor equities at all.  There is no guarantee that the market will ever recognize the true growth potential of any of the securities in the portfolio.  In addition, to the extent that the Fund invests in growth securities, it may produce more modest gains than equity funds with other investment profiles.

•

Temporary defensive risk:  The Fund may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents during periods of significant uncertainty.  The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Fund, such as a pending material change in net assets resulting from the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Adviser believes that it is appropriate to resume the Fund's long-term investment strategies.  During such a temporary defensive period, the Fund likely will not achieve its objective.

•

Derivatives risk:  The Fund may invest in financial futures contracts and options and stock index futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to minimize trading costs.  The principal risk of derivatives used in this context is that the derivative instrument might not be highly correlated with the security or securities for which it is being used as a substitute.

Bar Chart and Performance Table

The bar chart and table below provide some indication of the risk of investing in the Large Cap Growth Fund.  The bar chart shows the Fund's Class I shares' annual performance in the first full year since its inception.  Prior to the Class I shares’ inception date of February 1, 2007, performance was calculated based on the performance of the Class A shares, adjusted for 12b-1 distribution fees that are not charged to the Class I shares.  The table shows how the Fund's average annual total returns compare with those of the Russell 1000 Value Index.  The bar chart does not reflect the impact of sales charges (which apply to Class A shares), that would lower returns below those shown in the bar chart.  The table reflects deduction of the front-end sales charge applicable to Class A shares. Absent limitation of the Fund's expenses, total returns would be lower. The Fund's past performance (before and after taxes) is not necessarily indicative of future performance.

*Total return for the most recent fiscal year quarter ended December 31, 2007 was -0.99%.

During the period shown in the bar chart, the highest return for a calendar quarter was 5.60% (quarter ended 6/30/2007) and the lowest return for a quarter was -0.99% (quarter ended 12/31/2007).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	Since Inception – Class A Shares (December 28, 2006)
Class I Shares
Return Before Taxes	8.50%	8.00%
Return After Taxes on Distributions(1)	8.48%	7.99%
Return After Taxes on Distributions
and Sale of Fund Shares(1)	5.54%	6.80%

Class A Shares
Return Before Taxes	1.95%	1.53%

Russell 1000 Growth Index(2)	11.81%	11.29%

_____

(1)

After-tax returns are presented for Class I shares only.  After-tax returns for Class A shares will vary.  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

(2)	Reflects no deduction for fees, expenses or taxes.

NASDAQ-100 INDEX FUND PROFILE

Investment Objective

The Nasdaq-100 Index Fund seeks investment results that correspond to the investment performance of U.S. common stocks, as represented by the Nasdaq-100 Index.

Investment Strategies

The Nasdaq-100 Index Fund seeks to substantially replicate the total return of the securities comprising the Nasdaq-100 Index, taking into consideration redemptions, sales of additional shares, and other adjustments described below.  Precise replication of the capitalization weighting of the securities in the Nasdaq-100 Index is not feasible.  The Nasdaq-100 Index Fund will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Nasdaq-100 Index.  A correlation of 100% would represent perfect correlation between the Fund and index performance. The correlation of the Fund's performance to that of the Nasdaq-100 Index should increase as the Fund grows.  There can be no assurance that the Fund will achieve a 95% correlation.

The Nasdaq-100 Index Fund may invest in Nasdaq-100 Shares®.  Nasdaq-100 Shares® are units of beneficial interest in a unit investment trust, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the common stocks that comprise the Nasdaq-100 Index. By investing a portion of its assets in other pooled investment vehicles, the Fund will incur a pro rata share of the investment vehicle’s expenses.  In addition, the Fund will be subject to the effects of business and regulatory developments that affect the underlying investment vehicles or the investment company industry generally.

The Fund may invest up to 20% of its assets in Nasdaq-100 Index futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or minimize trading costs.  The Fund may also sell covered calls on futures contracts or individual securities held in the Fund.  As a temporary investment strategy, until the Fund reaches $50 million in net assets, the Fund may invest up to 100% of its assets in such futures and/or options contracts.

Under normal circumstances, the Fund will invest at least 80% of its assets in investments with economic characteristics similar to the stocks represented in the Nasdaq-100 Index. Although the Adviser will attempt to invest as much of the Nasdaq-100 Index Fund's assets as is practical in stocks included among the Nasdaq-100 Index and futures contracts and options relating thereto under normal market conditions, a portion of the Fund may be invested in money market instruments pending investment or to meet redemption requests or other needs for liquid assets.  In addition, for temporary defensive purposes, the Fund may invest in government securities, money market instruments, or other fixed-income securities, or retain cash or cash equivalents.

Primary Risks

An investment in the Fund entails investment risk, including possible loss of the principal amount invested.  The Fund's primary risks include:

•

Market risk:  The Nasdaq-100 Index Fund's total return, like stock prices generally, will fluctuate within a wide range in response to stock market trends, so a share of the Fund could drop in value over short or even long periods.  Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

•

Investment style risk:  Stocks of companies or industries that are heavily weighted in the Nasdaq-100 Index, such as technology, telecommunications, internet and biotechnology companies, occasionally go through cycles of doing worse than the stock markets in general, as measured by other more broad-based stock indexes, or other types of investments.

•

Concentration risk:  The Nasdaq-100 Index Fund is subject to the risk of an investment portfolio that may be highly concentrated in a particular industry or related industries (e.g., Technology) and, due to concentration in sectors characterized by relatively higher volatility in price performance, may be more volatile when compared to other broad-based stock indexes.  The Nasdaq-100 Index Fund is also subject to the risks specific to the performance of a few individual component securities that currently represent a highly concentrated weighting in the Index (e.g. Microsoft Corporation, Intel Corporation, Cisco Systems Inc., etc.).

•

Correlation risk:  Because the Nasdaq-100 Index Fund has expenses, and the Nasdaq-100 Index does not, the Fund may be unable to replicate precisely the performance of the Index.

While the Fund remains small, it may have a greater risk that its performance will not match that of the Index.

•

Nondiversification risk: Under securities laws, the Fund is considered a "nondiversified investment company."  The Fund is, however, subject to diversification limits under federal tax law that permit it to invest more than 5%, but not more than 25%, of its assets in a single issuer with respect to up to 50% of its total assets as of the end of each of the Fund's tax quarters.  Consequently, the Fund could become somewhat riskier because it would have the ability to hold a larger position in a fewer number of securities than if it were a diversified investment company.  At any point in time, if following the investment strategy outlined above would put the Fund in jeopardy of failing the tax rules on diversification, the Fund intends to immediately alter its investment strategy to comply with the tax rules.  Such alteration could include reducing investment exposure, pro rata, to those investments causing the Fund to be in jeopardy of violating the tax rules.

•

Derivatives Risk:  The Fund may invest in stock futures and options, and stock index futures and options. The Fund will not use these investments for speculative purposes or as leveraged investments that might exacerbate gains or losses. The Fund will invest in derivatives solely to meet shareholder redemptions or to invest shareholder purchases while maintaining exposure to the market. The principal risk of derivatives used in this context is that the derivative instrument might not be highly correlated with the security or securities for which it is being used as a substitute.

Bar Chart and Performance Table

The bar chart and table below provide some indication of the risk of investing in the Nasdaq-100 Index Fund.  The bar chart shows how the Fund's annual performance has varied from year to year since its inception.  The table shows how the Fund's average annual total returns compare with those of the Nasdaq-100 Index.  Absent limitation of the Fund's expenses, total returns would be lower. The Fund's past performance (before and after taxes) is not necessarily indicative of future performance.

*Total return for the most recent fiscal year quarter ended December 31, 200 7 was -0 .. 36%.

During the period shown in the bar chart, the highest return for a calendar quarter was 34.38% (quarter ended 12/31/2001) and the lowest return for a quarter was -36.35% (quarter ended 9/30/2001).

Average Annual Total Returns for Periods Ended December 31, 200 7

	1 Year	5 Year	Since Inception (December 28, 1999)
Class I Shares
Return Before Taxes	18 .. 34%	1 5 ..7 8%	- 7 .. 1 2%
Return After Taxes on Distributions(1)	18.33%	15.72%	- 7. 1 9%
Return After Taxes on Distributions
and Sale of Fund Shares(1)	11.93%	13.89%	-5.82%

Nasdaq 100 Index(2)	19 ..2 4%	16 .. 62%	- 6 .. 34%

________

(1)

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

(2)	Reflects no deduction for fees, expenses or taxes.

BOND FUND PROFILE

Investment Objective

The Bond Fund seeks as high a level of current income as is consistent with reasonable investment risk, by investing primarily in long-term, fixed-income, investment-grade corporate bonds.

Investment Strategies

Under normal circumstances, the Bond Fund will invest at least 80% of the value of its assets in fixed income securities.  Further, the Bond Fund normally will invest at least 75% of the value of its assets in:

•

publicly-traded or 144a debt securities rated BBB or BAA3 or higher by a nationally recognized rating service such as Standard & Poor's Ratings Group ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's"), an equivalent rating, or having no rating but being determined to be of equivalent rating,

•

obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or

•

cash and cash equivalents.

The Fund maintains an intermediate-term average maturity.

Up to 25% of the Bond Fund's total assets may be invested in debt securities that are unrated or below investment-grade ("high yield" or "junk" bonds).  Up to 20% of the Bond Fund's total assets may be invested in:

•

convertible debt securities,

•

convertible preferred and preferred stocks, or

•

other securities.

The Bond Fund generally will not directly purchase common stocks. However, it may retain up to 10% of the value of its total assets in common stocks acquired either by conversion of fixed-income securities or by the exercise of warrants attached thereto.

The Fund may invest up to 20% of its assets in financial futures contracts or options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or minimize trading costs.  The Fund may also sell covered calls on futures contracts or individual securities held in the Fund.

A description of the corporate bond ratings assigned by Standard & Poor's and Moody's is included in the Appendix.

Primary Risks

An investment in the Fund entails investment risk, including possible loss of the principal amount invested.  The Fund's primary risks include:

•

Interest rate risk:  Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity. To compensate investors for larger fluctuations, longer maturity bonds usually offer higher yields than shorter maturity bonds.  Interest rate risk is a risk inherent in all bonds, regardless of credit quality.

•

Credit risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by the Fund.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative effect on the market value of that security.

The credit risk of the Fund is a function of the credit quality of its underlying securities. The average credit quality of the Fund generally is expected to be high, although certain individual securities held in the Fund may have substantial credit risk.  The Fund may invest up to 25% of its assets in securities that are below investment grade.  Securities rated below investment grade generally have substantially more credit risk than securities that are investment grade.  Securities rated below investment grade are defined as having a rating below Baa by Moody's and below BBB by Standard & Poor's (See Appendix A:  Ratings - Corporate Bond Ratings), or having no rating but being determined to be of equivalent credit quality.

•

Income risk:  Income risk is the risk of a decline in the Fund's income due to falling market interest rates.  Income risk is generally higher for portfolios with short term average maturities and lower for portfolios with long term average maturities.  Income risk is also generally higher for portfolios that are actively traded and lower for portfolios that are less actively traded.  The Fund maintains an intermediate average maturity and is actively traded. Therefore, income risk is expected to be moderate to high.

•

Prepayment risk:  Prepayment risk is the risk that, during periods of declining interest rates, the principal of mortgage-backed securities and callable bonds will be repaid earlier than scheduled, and the Adviser will be forced to reinvest the unanticipated repayments at generally lower interest rates.  The Fund's exposure to mortgage-backed securities and currently callable bonds is generally expected to be low to moderate.

Bar Chart and Performance Table

The bar chart and table below provide some indication of the risk of investing in the Bond Fund. The bar chart shows how the Fund's Class I shares’ annual performance has varied from year to year since its inception.  The table shows how the Fund's average annual total returns compare with those of the Lehman Brothers Aggregate Bond Index. The bar chart does not reflect the impact of sales charges (which apply to Class A shares), which would lower returns below those shown in the bar chart. The table reflects deduction of the front-end sales charge applicable to Class A shares. Absent limitation of the Fund's expenses in 2000 and 2001, total returns would be lower.  The Fund's past performance (before and after taxes) is not necessarily indicative of future performance.

*Total return for the most recent fiscal year quarter ended December 31, 200 7 was 0 .. 90%.

During the period shown in the bar chart, the highest return for a calendar quarter was 4.35% (quarter ended 6/30/2003) and the lowest return for a quarter was -2.82% (quarter ended 6/30/2004).

Average Annual Total Returns for Periods Ended December 31, 2007

	1 Year	5 Year	Since Inception (April 3, 2000)
Class I Shares
Return Before Taxes	3.63%	5. 02%	5. 60%
Return After Taxes on Distributions(1)	1.79%	3.08%	3.39%
Return After Taxes on Distributions
and Sale of Fund Shares(1)	2.34%	3.15%	3.45%

Class A Shares(2)
Return Before Taxes	-1 .. 00%	3 .. 86%	4 .. 75%

Lehman Brothers Aggregate Bond Index(3)	6 .. 97%	4 .. 42%	6. 41%

_____

(1)

After-tax returns are presented for Class I shares only.  After-tax returns for Class A shares will vary.  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

(2)

Class A shares became available February 1, 2007 , and performance prior to that date is based on the Class I shares’ performance adjusted for the 12b-1 distribution fees applicable to Class A ..  A 4.25% load has been applied.

(3)	Reflects no deduction for fees, expenses or taxes.

SHORT-TERM GOVERNMENT FUND PROFILE

Investment Objective

The Short-term Government Fund seeks to provide a high level of current income and preservation of capital by investing 100% of its total assets in bonds issued by the U.S. government or its agencies or instrumentalities.

Investment Strategies

Under normal market conditions, the Short-term Government Fund will invest 100% of its assets in fixed income instruments issued by the U.S. government and its agencies or derivative instruments related to such investments.  The majority of the Fund's holdings will have a maturity or average life of five years or less.  The Fund will maintain a dollar-weighed average maturity of less than three years.  The Fund may invest up to 20% of its total assets in financial futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or minimize trading costs. The Fund will not use these instruments for speculative purposes.  The reasons the Fund will invest in derivatives ~~is~~ are to reduce transaction costs, for hedging purposes, or to add value when these instruments are favorably priced.

Primary Risks

An investment in the Fund entails investment risk, including possible loss of the principal amount invested.  The Fund's primary risks include:

•

Interest rate risk: Interest rate risk is the potential for fluctuation in bond prices due to changing interest rates.  Bond prices generally fall when interest rates rise. Furthermore, the price of bonds with a longer maturity generally fluctuates more than bonds with a shorter maturity.  The Fund expects that it will maintain a short average maturity.

•

Credit risk: Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by the Fund.  The credit risk to the Fund should be low.

•

Income risk: Income risk is the risk of a decline in the Fund's income due to falling market interest rates.  Income risk is generally higher for short-term instruments, such as those in which the Fund principally invests.

•

Prepayment risk: Prepayment risk is the risk that, during periods of declining interest rates, the principal of mortgage-backed securities and callable bonds will be repaid earlier than scheduled, resulting in reinvestment of the unanticipated repayments at generally lower interest rates.  The Fund's exposure to mortgage-backed securities and callable bonds is expected to be low to moderate.

Bar Chart and Performance Table

The bar chart and table below provide some indication of the risk of investing in the Short-term Government Fund. The bar chart shows how the Fund's Class I shares’ annual performance has varied from year to year since its inception.  The table shows how the Fund's average annual total returns compare with those of the CitiGroup 1-5 Year Treasury Index. The bar chart does not reflect the impact of sales charges (which apply to Class A shares), which would lower returns below those shown in the bar chart. The table reflects deduction of the front-end sales charge applicable to Class A shares. Absent limitation of the Fund's expenses, total returns would be lower. The Fund's past performance (before and after taxes) is not necessarily indicative of future performance.

*Total return for the most recent fiscal year quarter ended December 31, 200 7 was 1. 86%.

During the period shown in the bar chart, the highest return for a calendar quarter was 3.59% (quarter ended 9/30/2001) and the lowest return for a quarter was -1.26% (quarter ended 6/30/2004).

Average Annual Total Returns for Periods Ended December 31, 200 7

	1 Year	5 Year	Since Inception (April 3, 2000)
Class I Shares
Return Before Taxes	5.92%	2. 73%	4. 40%
Return After Taxes on Distributions(1)	4.43%	1.61%	2.94%
Return After Taxes on Distributions
and Sale of Fund Shares(1)	3.82%	1.67%	2.88%

Class A Shares(2)
Return Before Taxes	2 .. 52%	1 .. 86%	3.7 4%

CityGroup 1-5 Year Treasury Index(3)	8 .. 0 7%	3. 29%	5 .. 10%

_____

(1)

After-tax returns are presented for Class I shares only.  After-tax returns for Class A shares will vary.  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

(2)

Class A shares became available February 1, 2007 , and performance prior to that date is based on the Class I shares’ performance adjusted for the 12b-1 distribution fees applicable to Class A ..  A 3.00% load has been applied.

(3)	Reflects no deduction for fees, expenses or taxes.

HIGH YIELD BOND FUND PROFILE

Investment Objective

The High Yield Bond Fund seeks high current income and capital appreciation, secondarily.

Investment Strategies

The High Yield Bond Fund invests primarily in high yield, high risk ("junk") bonds, with intermediate maturities. For its investments, the Fund seeks to identify high yield bonds of companies that have the ability to make timely payments of principal and interest. Using fundamental credit analysis of companies, the Fund seeks to invest in companies whose financial condition gives them greater value relative to other companies in the high yield market, providing the further potential for capital appreciation. Consequently, capital appreciation is a secondary objective of the Fund.  Under normal circumstances, the Fund will invest at least 80% of its assets in high yield, high risk bonds, also known as "junk" bonds.

The Adviser will actively manage the Fund to take advantage of relative values of various sectors of the high yield market in order to seek high current income and secondarily, capital appreciation. Among the factors that are important in the Adviser's securities selection are credit fundamentals and technical trading factors. The Adviser researches the bonds it purchases to make its own determination of the issuer's creditworthiness and underlying strength. By using this strategy, the Adviser seeks to outperform the high yield bond market as a whole by choosing individual securities that may be overlooked by other investors, or bonds that are likely to improve in credit quality.

The Adviser makes a decision to sell a portfolio security held by the Fund when (1) the security has appreciated in value due to market conditions and the issuing company's financial condition; (2) the issuing company's financial position indicates the company will not perform well and the price of the security could fall; or (3) the Adviser identifies another security that is potentially more valuable for current income or capital appreciation compared to securities held by the Fund.

When a corporation issues a bond, it generally submits the security to one or more rating organizations, such as Moody's or Standard & Poor's. These services evaluate the creditworthiness of the issuer and assign a rating, based on their evaluation of the issuer's ability to repay the bond.  Bonds with ratings below Baa (Moody's) or BBB (Standard & Poor's) are considered below investment grade and are commonly referred to as junk bonds. Some bonds are not rated at all. The Adviser determines the comparable rating quality of bonds that are not rated.

High yield, high-risk bonds present both an opportunity and a danger. These junk bonds generally offer higher interest payments because the company that issues the bond -- the issuer -- is at greater risk of default (failure to repay the bond). This may be because the issuer is small or new to the market, the issuer has financial difficulties, or the issuer has a greater amount of debt.

In response to unfavorable conditions in the high yield bond market, the Fund may make temporary investments, without limitation, such as shifting its investments to money market securities, cash or higher rated bonds, which could cause the Fund not to meet its principal investment objective and policies.

The Fund will buy and sell securities based on its overall objective of achieving the highest possible total return, which may translate into higher than average portfolio turnover. If the Fund buys and sells securities frequently, there will be increased transaction costs and may be additional taxable gains to shareholders.

The Fund may have other investments that are not part of its principal investment strategies. The Fund may invest in loan participations, convertible securities and preferred stocks. Other types of investments the Fund may use include, without limitation, mortgage-backed or asset-backed securities, collateralized mortgage obligations, stripped mortgage-backed securities, zero-coupon and pay-in-kind bonds, equity securities, warrants, private placements, and foreign securities. See the Statement of Additional Information for more information about these investments.

Primary Risks

There are numerous and significant risks involved in investing in high yield securities. Overall, this Fund must be considered a high-risk investment suitable only for a portion of an individual's portfolio.

An investment in the Fund entails investment risk, including possible loss of the principal amount invested.  The Fund's primary risks include:

•

Interest rate risk:  High yield bonds are affected by interest rate changes. Generally, when interest rates rise, the prices of these bonds fall.  The longer the maturity of these bonds, the greater is this impact from interest rate changes.  The Fund is an intermediate term bond portfolio.

•

Credit risk:  Credit risk is the risk that an issuer of a security will be unable to make payments of principal and/or interest on a security held by the Fund.  When an issuer fails to make a scheduled payment of principal or interest on a security, or violates other terms and agreements of a security, the issuer and security are in default.  A default by the issuer of a security generally has a severe negative affect on the market value of that security. High yield bonds are below investment grade instruments because of the significant risk of issuer default.  The credit risk of the Fund's investments is very high.

•

Liquidity and other risks: Other risks of high yield bonds include the market's relative youth, price volatility, sensitivity to economic changes, limited liquidity, valuation difficulties and special tax considerations.  There are fewer investors willing to buy high yield bonds than there are for higher quality, investment grade securities.  Therefore, it may be more difficult to sell these securities or to receive a fair market price for them.  There is a risk that a prolonged economic downturn would negatively affect the ability of issuers to repay their debts, leading to increased defaults and overall losses to the Fund.

•

Foreign securities risk: Investing in foreign debt securities involves political, social and economic risks including the risk of nationalization, currency fluctuation, or expropriation of assets and the risk of war. Certain countries may impose restrictions on foreign investors and on the movement of assets out of the country for periods of one year or more. Such restrictions reduce the liquidity of securities held in such countries and make it difficult or impossible for the Fund to sell the securities at opportune times. Certain trading practices, such as settlement delays or differing hours and days of operation, may also expose the Fund to risks not customary with U.S. investments. Furthermore, it may be more difficult to obtain a judgment in a court outside the U.S.

•

Nondiversification risk: Under securities laws, the Fund is considered a "nondiversified investment company."  The Fund is, however, subject to diversification limits under federal tax law that permit it to invest more than 5%, but not more than 25%, of its assets in a single issuer with respect to up to 50% of its total assets as of the end of each of the Fund's tax quarters.  Consequently, the Fund could become somewhat riskier because it would have the ability to hold a larger position in a fewer number of securities than if it were a diversified investment company.  At any point in time, if following the investment strategy outlined above would put the Fund in jeopardy of failing the tax rules on diversification, the Fund intends to immediately alter its investment strategy to comply with the tax rules.  Such alteration could include reducing investment exposure, pro rata, to those investments causing the Fund to be in jeopardy of violating the tax rules.

•

Temporary defensive risk:  The Fund may temporarily invest up to 100% of its assets in government securities, money market instruments or other fixed-income securities or retain larger than usual amounts of cash or cash equivalents during periods of significant uncertainty.  The reasons for the uncertainty may include, but not be limited to, market reaction to a significant event, such as a natural disaster or other economic or political turmoil, or management's reaction to a significant event within the Fund, such as a pending material change in net assets resulting from the loss of a large client.  The duration of such an event may be brief or last for an extended period of time until the Adviser believes that it is appropriate to resume the Fund's long-term investment strategies.  During such a temporary defensive period, the Portfolio likely will not achieve its objective ~~..~~ ....

Bar Chart and Performance Table

The bar chart and table below provide some indication of the risk of investing in the High Yield Bond Fund. The bar chart shows how the Fund's Class I shares’ annual performance has varied from year to year since its inception.  The table shows how the Fund's average annual total returns compare with those of the Merrill Lynch U.S. High Yield Master II Index.  The bar chart does not reflect the impact of sales charges (which apply to Class A shares), which would lower returns below those shown in the bar chart. The table reflects deduction of the front-end sales charge applicable to Class A shares. The Fund's past performance (before and after taxes) is not necessarily indicative of future performance.

*Total return for the most recent fiscal year quarter ended December 31, 200 7 was -0 .. 67%.

During the period shown in the bar chart, the highest return for a calendar quarter was 8.54% (quarter ended 6/30/2003) and the lowest return for a quarter was -5.76% (quarter ended 9/30/2002).

Average Annual Total Returns for Periods Ended December 31, 200 7

	1 Year	5 Year	Since Inception (July 9, 2001)
Class I Shares
Return Before Taxes	1. 75%	10 .. 45%	6 .. 25%
Return After Taxes on Distributions(1)	-0.54%	7.81%	3.44%
Return After Taxes on Distributions
and Sale of Fund Shares(1)	1.14%	7.46%	3.61%

Class A Shares(2)
Return Before Taxes	-2 .. 79%	9 ..22%	5 ..2 8%

Merrill Lynch US High Yield Master II Index(3)	2 .. 19%	10 .. 76%	7 .. 99%

_____

(1)

After-tax returns are presented for Class I shares only.  After-tax returns for Class A shares will vary.  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.  Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

(2)

Class A shares became available February 1, 2007 , and performance prior to that date is based on the Class I shares’ performance adjusted for the 12b-1 distribution fees applicable to Class A ..  A 4.25% load has been applied.

(3)	Reflects no deduction for fees, expenses or taxes.

MONEY MARKET FUND PROFILE

Investment Objective

The Money Market Fund seeks to maintain stability of capital and, consistent therewith, to maintain the liquidity of capital and to provide current income.

Investment Strategies

It does this by investing exclusively in high quality short-term securities.

The Money Market Fund may buy securities from many types of issuers, including the U.S. government, banks (both U.S. and foreign), corporations and municipalities. However, everything the Fund buys must meet the rules for money market fund investments (see Money Fund Rules below).

Working in conjunction with credit analysts, the portfolio managers screen potential securities and develop a list of those that the Fund may buy ..  The portfolio managers’ screening process takes into consideration current market conditions and other factors such as their knowledge of the issuers, and their expectation of market direction ..  The managers then decide which securities on this list to buy, looking for attractive yield and weighing considerations such as credit quality, overall credit exposure, the type of security structure, economic outlook and possible interest rate movements. The managers may adjust the Fund's exposure to interest rate risk, typically seeking to take advantage of possible rises in interest rates and to preserve yield when interest rates appear likely to fall.

Money Fund Rules

To be called a money market fund, a mutual fund must operate within strict federal rules. Designed to help maintain a stable $1.00 share price, these rules limit money market funds to particular types of securities and strategies. Some of the rules include:

•

Individual securities must have remaining maturities of no more than 397 days.

•

The dollar-weighted average maturity of the Fund's holdings cannot exceed 90 days.

•

All securities must be rated in the top two credit grades for short-term securities (or, if unrated, determined to be of comparable quality) and be denominated in U.S. dollars.

Primary Risks

Money market funds are generally considered to have lower risks than other types of mutual funds. Even so, there are several risk factors that could reduce the yield you get from the Fund or make it perform less well than other investments.

AN INVESTMENT IN THE FUND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.  ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

•

Market interest rate risk:  As with most money market funds, the most important factor affecting performance is market interest rates. The Fund's yields tend to reflect current interest rates, which means that when these rates fall, the Fund's yield generally falls as well.

•

Credit quality risk:  If a portfolio security declines in credit quality or goes into default, it could hurt the Fund's performance. To the extent that the Fund emphasizes certain sectors of the short-term securities market, the portfolio increases its exposure to factors affecting these sectors. For example, banks' repayment abilities could be compromised by broad economic declines or sharp rises in interest rates. Securities from foreign banks may have greater credit risk than comparable U.S. securities, for reasons ranging from political and economic uncertainties to less stringent banking regulations.

•

Other risks:  Other factors that could affect performance include:

■

The managers could be incorrect in their analysis of interest rate trends, credit quality or other matters.

■

Securities that rely on outside insurers to raise their credit quality could fall in price or go into default if the financial condition of the insurer deteriorates.

Bar Chart and Performance Table

The bar chart and table below provide some indication of the risk of investing in the Money Market Fund. The bar chart shows how the Fund's annual performance has varied from year to year since its inception.  The table shows the Fund's average annual total returns. Absent limitation of the Fund's expenses, total returns would be lower.  The Fund's past performance (before and after taxes) is not necessarily indicative of future performance.

*Total return for the most recent fiscal year quarter ended December 31, 200 7 was 1.21%.

During the period shown in the bar chart, the highest return for a calendar quarter was 1.42% (quarter ended 3/31/2001) and the lowest return for a quarter was 0.17% (quarter ended 9/30/2003).

Average Annual Total Returns for Periods Ended December 31, ~~2006~~ 2007

	1 Year	5 Year	Since Inception (July 9, 2001)

Money Market Fund	5 .. 03%	2. 87%	3 .. 0 5%
Money Fund's First Tier Retail	4. 58%	2 .. 51%	2. 66%

To obtain the Fund's current 7-day yield, please call Summit Mutual Funds' toll-free telephone number (1-888-259-7565) or visit Summit Mutual Funds' website (www.summitfunds.com).

FEES AND EXPENSES OF THE FUNDS

The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Funds.  Shares of the Nasdaq-100 Index Fund and the Money Market Fund are offered only as Class I shares without a sales charge.

Shareholder fees (paid directly from your investment)
	Everest Fund		Large Cap Growth Fund
	Class A	Class I	Class A	Class I
Maximum Initial Sales Charge on Purchases (as a percentage of offering price)	5.75%(1)	None	5.75%(1)	None
Maximum Contingent Deferred Sales Charge	None	None	None	None
Maximum Sales Charge on Reinvested Dividends	None	None	None	None
Redemption or Exchange Fees	None	None	None	None

	Bond Fund		Short-term Government Fund
	Class A	Class I	Class A	Class I
Maximum Initial Sales Charge on Purchases (as a percentage of offering price)	4.25%(1)	None	3.00%(1)	None
Maximum Contingent Deferred Sales Charge	None	None	None	None
Maximum Sales Charge on Reinvested Dividends	None	None	None	None
Redemption or Exchange Fees	None	None	None	None

High Yield Bond Fund
	Class A	Class I
Maximum Initial Sales Charge on Purchases (as a percentage of offering price)	4.25%(1)	None
Maximum Contingent Deferred Sales Charge	None	None
Maximum Sales Charge on Reinvested Dividends	None	None
Redemption or Exchange Fees	None	None

(1)

The initial sales charge is reduced or eliminated for purchases of $25,000 or more for the Class A shares of each Fund.

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

	Management Fees	Distribution and Service (12b-1) F ees	Other Expenses *	Acquired Funds Fees and Expenses*	Total Annual Fund Operating Expenses**
Everest Fund - Class I	.64%		.2 8%		.9 2%
Everest Fund - Class A	.64%	.25%	.2 8%		1.1 7%
Large Cap Growth Fund - Class I ***	.75%		8 .. 33%	..02%	9 .. 10%
Large Cap Growth Fund - Class A ***	.75%	.25%	8 .. 33%	..02%	9 .. 35%
Nasdaq-100 Index Fund - Class I	.35%		.31%		.6 6%
Bond Fund - Class I	.47%		.2 9%		.7 6%
Bond Fund - Class A	.47%	.25%	.2 9%		1 .. 01%
Short-term Government Fund - Class I	.45%		.2 9%		.7 4%
Short-term Government Fund - Class A	.45%	.25%	.2 9%		.9 9%
High Yield Bond Fund - Class I	.65%		. 60%	.02%	1. 27%
High Yield Bond Fund - Class A	.65%	.25%	. 60%	.02%	1. 52%
Money Market Fund - Class I	.35%		.10%		.45%

*

~~Other Expenses for the Large Cap Growth Fund are based on estimates, and e~~ E xpenses of Acquired Funds (investment companies or certain other pooled investment vehicles) are based on amounts ~~estimates~~ derived from information provided by the Acquired Funds. Expenses of Acquired Funds that are ~~less than~~  ..01% or less are reported in Other Expenses.  Expenses of Acquired Funds are not reflected in the Funds’ financial highlights or included in any contractual expense limitation agreement with the Adviser.

**

Pursuant to the terms of the Funds’ investment advisory agreements, Total Annual Fund Operating Expenses, exclusive of Acquired Funds Fees and Expenses, in excess of: .65% for the Nasdaq-100 Index Fund - Class I, .73% for the Short-term Government Fund - Class I, .98% for the Short-term Government Fund - Class A, and .45% for the Money Market Fund - Class I are paid by the Adviser.  The Adviser has voluntarily agreed to waive its fees and/or reimburse expenses, to the extent necessary, to limit Total Annual Fund Operating Expenses to 1.10% of average daily net assets of the Large Cap Growth Fund - Class I and to 1.35% of average daily net assets of the Large Cap Growth Fund - Class A until February 1, 200 9 ~~7~~ ..

***

Other Expenses for the Large Cap Growth Fund are restated using current fees.

This Example is intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds.

The Example assumes that you invest $10,000 in each Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Funds' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Everest Fund - Class I	$9 4	$29 5	$51 1	$1,1 35
Everest Fund - Class A	$11 3	$35 2	$61 0	$1,3 45
Large Cap Growth Fund - Class I	$ 933	$ 2,680	$4,279	$7,708
Large Cap Growth Fund - Class A	$904	$2,589	$4,122	$7,382
Nasdaq-100 Index Fund - Class I	$6 8	$21 1	$36 8	$8 23
Bond Fund - Class I	$7 8	$2 45	$ 426	$ 950
Bond Fund - Class A	$ 100	$ 311	$5 39	$1,1 93
Short-term Government Fund - Class I	$75	$236	$410	$915
Short-term Government Fund - Class A	$98	$306	$53 1	$1,17 6
High Yield Bond Fund - Class I	$ 130	$ 405	$ 700	$1, 5 4 0
High Yield Bond Fund - Class A	$ 149	$4 6 3	$7 99	$1, 744
Money Market Fund - Class I	$46	$145	$253	$568

This table should not be considered a representation of past or future expenses.  Actual expenses may be more or less than those shown.

This table also takes into effect the Adviser's contractual arrangement to maintain each Fund's expenses at the agreed upon level.

OTHER INVESTMENT POLICIES, STRATEGIES AND RISKS

FOREIGN SECURITIES

Each Fund may invest in foreign securities that are suitable for the Fund's investment objectives and policies. The High Yield Bond Fund may invest without limitation in securities (payable in U.S. Dollars) of foreign issuers and in the securities of foreign branches of U.S. banks such as negotiable certificates of deposit (Eurodollars).  The High Yield Bond Fund may invest up to 20% of its net assets in non-U.S. dollar-denominated fixed income securities principally traded in financial markets outside of the United States.

Foreign securities investments are limited to 25% of net assets for the Everest, Large Cap Growth and Bond Funds.  The Nasdaq-100 Index Fund is limited to investing in those foreign securities included in the Nasdaq-100 Index.  Each Fund that invests in foreign securities, other than the High Yield Bond Fund, limits not only its total purchases of foreign securities, but also its purchases for any single country.  For "major countries," the applicable limit is 10% of Fund net assets; for other countries, the applicable limit is 5% for each Fund.  "Major countries" currently include:  The United Kingdom, Germany, France, Italy, Switzerland, Netherlands, Spain, Belgium, Canada, Mexico, Argentina, Chile, Brazil, Australia, Japan, Singapore, New Zealand, Hong Kong, Sweden and Norway.

Investing in foreign securities involves risks which are not ordinarily associated with investing in domestic securities, including:

•

political or economic instability in the foreign country;

•

diplomatic developments that could adversely affect the value of the foreign security;

•

foreign government taxes;

•

costs incurred by a Fund in converting among various currencies;

•

fluctuation in currency exchange rates;

•

the possibility of imposition of currency controls, expropriation or nationalization measures or withholding dividends at the source;

•

in the event of a default on a foreign debt security, possible difficulty in obtaining or enforcing a judgment against the issuer;

•

less publicly available information about foreign issuers than domestic issuers;

•

foreign accounting and financial reporting requirements are generally less extensive than those in the U.S.;

•

securities of foreign issuers are generally less liquid and more volatile than those of comparable domestic issuers;

•

there is often less governmental regulation of exchanges, broker-dealers and issuers and brokerage costs may be higher than in the United States.

Foreign securities purchased by the Funds may include securities issued by companies located in countries not considered to be major industrialized nations. Such countries are subject to more economic, political and business risk than major industrialized nations, and the securities they issue may be subject to abrupt or erratic price fluctuations, and are expected to be more volatile and more uncertain as to payments of interest and principal. Developing countries may have relatively unstable governments, economies based only on a few industries, and securities markets that trade only a small number of securities. The secondary market for such securities is expected to be less liquid than for securities of major industrialized nations.

FOREIGN CURRENCY TRANSACTIONS

The Everest Fund, Large Cap Growth Fund, Bond Fund and High Yield Bond Fund may engage in forward foreign currency contracts ("forward contracts") in connection with the purchase or sale of a specific security.  A forward contract involves an obligation to purchase or sell a specific foreign currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.

Funds will not enter into forward contracts for longer-term hedging purposes.  The possibility of changes in currency exchange rates will be incorporated into the long-term investment considerations when purchasing the investment and subsequent considerations for possible sale of the investment.

HIGH YIELD BONDS

The High Yield Bond Fund invests without limitation in high yield bonds.  The Bond Fund may invest up to 25% of its assets in bonds rated below the four highest grades used by Standard & Poor's or Moody's or, if unrated, determined to be of comparable quality (frequently referred to as "junk" bonds).  These bonds present greater credit and market risks than higher quality bonds. Such risks relate not only to the greater financial weakness of the issuers of such securities but also to other factors including:

•

greater likelihood that an economic downturn or rising interest rates could create financial stress on the issuers of such bonds, possibly resulting in their defaulting on their obligations than is the case with higher-rated bonds;

•

greater likelihood that redemption or call provisions,  if exercised in a period of lower interest rates, would result in the bonds being replaced by lower yielding securities;

•

limited trading markets that may make it more difficult to dispose of the bonds and more difficult to determine their fair value.

REPURCHASE AGREEMENTS

Each Fund may enter into repurchase agreements.  A repurchase agreement is a transaction where a Fund buys a security at one price and simultaneously agrees to sell that same security back to the original owner at a higher price.  None of the Funds engage extensively in repurchase agreements, but each may engage in them from time to time. The Adviser reviews the credit-worthiness of the other party to the agreement and must find it satisfactory before engaging in a repurchase agreement. A majority of these agreements will mature in seven days or less. In the event of the bankruptcy of the other party, a Fund could experience delays in recovering its money, may realize only a partial recovery or even no recovery, and may also incur disposition costs.

REVERSE REPURCHASE AGREEMENTS

Each Fund may enter into reverse repurchase agreements.  Under reverse repurchase agreements, the Fund transfers possession of Fund securities to banks or broker-dealers in return for cash in an amount equal to a percentage of the Fund securities' market value and agrees to repurchase the securities at a future date by repaying the cash with interest.  The Fund retains the right to receive interest and principal payments from the securities while they are in the possession of the financial institutions.  While a reverse repurchase agreement is in effect, the custodian (when required) will segregate from other Fund assets an amount of cash or other liquid assets equal in value to the repurchase price (including any accrued interest).  Since the Fund receives cash in return for transferring securities, the credit risk of the counter party is not a material concern. The Fund may be required to post additional collateral if the value of transferred securities falls below agreed upon levels.  Also the Fund may be required to sell the transferred securities at the scheduled termination of a reverse repurchase agreement, and if adverse market conditions exist at that time, the Fund may incur a loss.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

Each Fund except the Money Market Fund ~~may enter into futures contracts for hedging purposes~~ will invest in derivatives solely to meet shareholder redemptions or to gain exposure to the market , including protecting the price or interest rate of securities that the Fund intends to buy, that relate to securities in which it may directly invest and indices comprised of such securities and may purchase and write call and put options on such contracts.  Each eligible Fund may invest up to 20% of its assets in such futures and/or options contracts.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments (such as U.S. Treasury bills, notes and bonds, commercial paper and bank certificates of deposit or the cash value of a financial instrument index) at a specified future date at a price agreed upon when the contract is made.  A stock index futures contract is a contract to buy or sell specified units of a stock index at a specified future date at a price agreed upon when the contract is made.  The value of a unit is based on the current value of the contract index.  Under such contracts no delivery of the actual stocks making up the index takes place.  Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement.  A futures contract is closed out by buying or selling an identical offsetting futures contract.  Upon entering into a futures contract, the Fund is required to deposit an initial margin with the Custodian for the benefit of the futures broker.  The initial margin serves as a "good faith" deposit that the Fund will honor their futures commitments.  Subsequent payments (called "variation margin") to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.  In the event of the bankruptcy of the futures broker that holds margin on behalf of the Fund, the Fund may be entitled to return of margin owed to it only in proportion to the amount received by the broker's other customers.  The Adviser will attempt to minimize this risk by monitoring the creditworthiness of the futures brokers with which the Fund does business.

Because the value of an index future depends primarily on the value of its underlying index, the performance of the broad-based contracts will generally reflect broad changes in market prices.   There is a risk that the correlation of returns from futures on the Index will not exactly match the returns on the Index itself. Futures may trade at prices above or below that of the underlying securities for a number of reasons, including daily limits imposed by the futures exchange.  Additionally, ~~However~~ , because a particular Fund may not be invested in precisely the same proportion as a particular Index, it is likely that the price changes of the Fund's index futures positions will not match the price changes of the Fund's other investments.

Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

All Funds except the Money Market Fund may engage in certain limited options strategies as hedging techniques as it relates to options on futures contracts. These options strategies are limited to selling/writing call option contracts on futures contracts on such securities held by the Fund (covered calls). These Funds may purchase call option contracts to close out a position acquired through the sale of a call option. These Funds will only write options that are traded on a domestic exchange or board of trade.

All Funds except the Money Market Fund may write and purchase covered put and call options on securities in which it may directly invest.  Option transactions of the eligible Funds will be conducted so that the total amount paid on premiums for all put and call options outstanding will not exceed 5% of the value of the Fund's total assets.  Further, the Fund will not write put or call options or combination thereof if, as a result, the aggregate value of all securities or collateral used to cover its outstanding options would exceed 25% of the value of the Fund's total assets.

A call option is a short-term contract (generally nine months or less) which gives the purchaser of the option the right to purchase from the seller of the option (the Fund) the underlying security or futures contract at a fixed exercise price at any time prior to the expiration of the option period regardless of the market price of the underlying instrument during the period. A futures contract obligates the buyer to purchase and the seller to sell a predetermined amount of a security at a predetermined price at a selected time in the future. A call option on a futures contract gives the purchaser the right to assume a "long" position in a futures contract, which means that if the option is exercised the seller of the option (the Fund) would have the legal right (and obligation) to sell the underlying security to the purchaser at the specified price and future time.

As consideration for the call option, the buyer pays the seller (the Fund) a premium, which the seller retains whether or not the option is exercised. The selling of a call option will benefit the Fund if, over the option period, the underlying security or futures contract declines in value or does not appreciate to a price higher than the total of the exercise price and the premium. The Fund risks an opportunity loss of profit if the underlying instrument appreciates to a price higher than the exercise price and the premium. When the Adviser anticipates that interest rates will increase, the Fund may write call options in order to hedge against an expected decline in value of Fund securities.

The Fund may close out a position acquired through selling a call option by buying a call option on the same security or futures contract with the same exercise price and expiration date as the option previously sold. A profit or loss on the transaction will result depending on the premium paid for buying the closing call option. If a call option on a futures contract is exercised, the Fund intends to close out the position immediately by entering into an offsetting transaction or by delivery of the underlying security (or other related securities).

Options transactions may increase the Fund's portfolio turnover rate and attendant transaction costs, and may be somewhat more speculative than other investment strategies. It may not always be possible to close out an options position, and with respect to options on futures contracts there is a risk of imperfect correlation between price movements of a futures contract (or option thereon) and the underlying security.

OPTIONS ON SECURITIES INDICES

The Nasdaq-100 Index Fund may purchase or sell options on their respective Indexes, subject to the limitations set forth above and provided such options are traded on a national securities exchange or in the over-the-counter market.  Options on securities indices are similar to options on securities except there is no transfer of a security and settlement is in cash.  A call option on a securities index grants the purchaser of the call, for a premium paid to the seller, the right to receive in cash an amount equal to the difference between the closing value of the index and the exercise price of the option times a multiplier established by the exchange upon which the option is traded.

COLLATERALIZED MORTGAGE OBLIGATIONS

The Everest Fund, Large Cap Growth Fund, Bond Fund, Short-term Government Fund, Money Market Fund and High Yield Bond Fund may invest in collateralized mortgage obligations ("CMOs") or mortgage-backed bonds issued by financial institutions such as commercial banks, savings and loan associations, mortgage banks and securities broker-dealers (or affiliates of such institutions established to issue these securities).  To a limited extent, the Funds may also invest in a variety of more risky CMOs, including interest only, principal only, inverse floaters, or a combination of these securities.

ASSET-BACKED AND MORTGAGE-BACKED SECURITIES

The Everest Fund, Large Cap Growth Fund, Bond Fund, Money Market Fund and High Yield Bond Fund may invest in asset-backed securities. Asset-backed securities may be classified either as pass-through certificates or collateralized obligations.  Pass-through certificates are asset-backed securities which represent an undivided fractional ownership interest in an underlying pool of assets.  Asset-backed securities issued in the form of debt instruments, also known as collateralized obligations, are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt.  Asset-backed securities may be of short maturity, such as commercial paper, or longer, such as bonds, and may be issued with only one class of security or have more than one class with some classes having rights to payments on the asset-backed security subordinate to the rights of the other classes.  These subordinated classes will take the risk of default before the classes to which they are subordinated.

The High Yield Bond Fund may invest up to 10% of its total assets in asset-backed securities.  The Everest Fund, Large Cap Growth Fund, Bond Fund and Money Market Fund Market Fund may invest without limitation in asset-backed securities whose characteristics are consistent with the Fund's investment program and are not further limited below.  The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator of the debt obligations or any other affiliated entities and the amount and quality of any credit support provided to the securities.  The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets which in turn may be affected by a variety of economic and other factors.  As a result, the yield on any asset-backed security is difficult to predict with precision and actual yield to maturity may be more or less than the anticipated yield to maturity.  In the event of prepayment, the Adviser may have to reinvest prepaid principal and interest payments at lower interest rates.  In addition, for asset-backed securities purchased at a premium, the premium may be lost in the event of early pre-payment which may result in a loss to the Fund.

The Everest Fund, Large Cap Growth Fund, Bond Fund, Short-term Government Fund and High Yield Bond Fund may invest in mortgage-backed securities.  Mortgage-backed securities are securities representing interests in a pool of mortgages.  Principal and interest payments made on the mortgages in the underlying mortgage pool are passed through to the Fund.  The High Yield Bond Fund may invest up to 10% of its total assets in mortgage-backed securities.  The Everest Fund, Large Cap Growth Fund, Bond Fund and Short-term Government Fund may invest without limitation in mortgage-backed securities whose characteristics are consistent with the Fund's investment program and are not further limited below.  The actual prepayment experience of a pool of mortgage loans or other obligations may cause the yield realized by the Fund to differ from the yield calculated on the basis of the average life of the pool.  (When a mortgage in the underlying mortgage pool is prepaid, an unscheduled principal prepayment is passed through to the Fund.  This principal is returned to the Fund at par.  As a result, if a mortgage security were trading at a premium, its total return would be lowered by prepayments, and if a mortgage security were trading at a discount, its total return would be increased by prepayments.)  The value of these securities also may change because of changes in the market's perception of the creditworthiness of the federal agency that issued them.  The mortgage securities market in general may be adversely affected by changes in governmental regulation or tax policies.  In the event of prepayment, the Adviser may have to reinvest prepaid principal and interest payments at lower interest rates.  In addition, for mortgage-backed securities purchased at a premium, the premium may be lost in the event of early prepayment which may result in a loss to the Fund.

LENDING FUND SECURITIES

All Funds except the Money Market Fund may lend portfolio securities with a value up to 33 1/3% of its total assets.  Such loans may be terminated at any time.  The Fund will continuously maintain collateral equal to at least 100% of the current market value (on a daily market-to-market basis) of the loaned securities plus declared dividends and accrued interest.  The Fund will retain most rights of beneficial ownership, including the right to receive dividends, interest or other distributions on loaned securities.  Should the borrower of the securities fail financially, the Fund may experience delay in recovering the securities or loss of rights in the collateral.  Loans will be made only to borrowers that the Adviser deems to be of good financial standing.

EXCHANGE-TRADED FUNDS AND ACQUIRED FUNDS

Each Fund may invest in exchange-traded funds (ETFs) and other types of investment companies, such as open-end mutual funds, unit investment trusts, closed-end funds, grantor trusts, and REITS - real estate investment trusts (collectively with ETFs, the "Acquired Funds"). These Acquired Funds track a securities or commodities index or a basket of securities or are used for short-term money market investments. In addition to a Fund's operating expenses, investors will indirectly pay a proportionate share of the operating expenses of the ETFs and Acquired Funds. Thus, the expenses paid by an investor will be higher than if such investor had invested directly in the ETFs and Acquired Funds.

The performance of each Fund that invests in shares of an Acquired Fund is directly related to the ability of that fund to meet its respective investment objective, as well as the Adviser's allocation among the Acquired Funds. Accordingly, each Fund's investment performance will be influenced by the investment strategies of and risks associated with the Acquired Funds in direct proportion to the amount of assets each Fund allocates to the Acquired Funds utilizing such strategies.

Each Acquired Fund has a stated investment objective and is subject to various investment policies and restrictions. The Acquired Funds file financial and other information with the Securities and Exchange Commission (the "SEC"). Such information is publicly available at www.sec.gov, and no representation or warranty is hereby made as to the accuracy or completeness of any such information (the reference to the SEC's website is an inactive textual reference and information contained in, or otherwise accessible through, its website does not form a part of the Funds' Prospectus or the S tatement of Additional Information ~~AI~~ ).

TEMPORARY INVESTMENTS

Each Fund may temporarily invest up to 100% of its assets in U.S. Government securities, money market instruments, fixed-income securities, or cash equivalents if the Adviser/subadviser believes adverse economic or market conditions, such as excessive volatility or sharp market declines, justify taking a defensive investment posture.  If a Fund attempts to limit investment risk by temporarily taking a defensive investment position, it may be unable to pursue its investment objective during that time, and it may miss out on some or all of an upswing in the securities markets.

OTHER INFORMATION

In addition to the investment policies described above, each Fund's investment program is subject to further restrictions which are described in the Statement of Additional Information (“SAI”) .. Unless otherwise specified, each Fund's investment objectives, policies and restrictions are not fundamental policies and may be changed without shareholder approval. Shareholder inquiries and requests for the Fund's S AI ~~tatement of Additional Information~~ or annual report should be directed to Summit Mutual Funds, c/o U. S. Bancorp Fund Services, LLC, (888) 259-7565, or at P.O. Box 701, Milwaukee, WI 53201-0701, or on its website at www.summitfunds.com.

A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s SAI.

FUND MANAGEMENT

INVESTMENT ADVISER

The Adviser is Summit Investment Partners, Inc., 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202. The Adviser was incorporated under the laws of Ohio on August 18, 1986, as successor to the advisory business of Carillon Investments, Inc., the investment adviser for Summit Mutual Funds since 1984. The Adviser is a wholly-owned subsidiary of The Union Central Life Insurance Company ("Union Central"), organized in 1867 under the laws of Ohio.   ~~On January 1, 2006, The~~  Union Central ~~Life Insurance Company converted from an Ohio mutual life insurance company to an Ohio stock life insurance subsidiary of a new Ohio mutual insurance holding company. The newly formed Ohio mutual insurance holding company immediately merged with and into Ameritas Acacia Mutual Holding Company, a Nebraska mutual insurance holding company, pursuant to an Agreement and Plan of Merger dated January 28, 2005. Upon consummation of the merger, Ameritas Acacia Mutual Holding Company changed its name to UNIFI Mutual Holding Company, and Union Central became~~ is an indirect subsidiary of UNIFI Mutual Holding Company (UNIFI) ..  Subject to the direction and authority of Summit Mutual Funds' board of directors, the Adviser manages the investment and reinvestment of the assets of each Fund and provides administrative services and manages Summit Mutual Funds' business affairs.

James R. McGlynn and Yvonne M. Bishop, CFA are jointly and primarily responsible for the day-to-day management of the Everest Fund.

Mr. McGlynn, prior to joining the Adviser and Union Central in December 1999, was employed by Tom Johnson Investment Management in Oklahoma, where he had served since May, 1991, as Vice President and Co-Portfolio Manager for the UAM TJ Core Equity Fund. As Portfolio Manager, he will lead the management team for the Everest Fund.

Ms. Bishop is an Assistant Portfolio Manager for all Adviser equity accounts and joined Summit in 2000 and provides analysis as part of the management team for the Everest Fund.  She has 17 years of experience in the investment industry, and prior to joining the Adviser was employed by Pacholder Associates as a Sr. Vice President.

John Thompson, CFA, CFP is primarily responsible for the day-to-day management of the Large Cap Growth Fund. Mr. Thompson is Assistant Vice President of the Adviser, and has been affiliated with the Adviser since January 1, 2006.  Mr. Thompson is also Managing Director, Equities and Surplus Investment Strategies ~~Assistant Vice President - Equity Securities and Private Clients~~ of Summit Investment Advisors, Inc. (SIA, formerly known as Ameritas Investment Advisors, Inc. )  ~~("AIA")~~ , an investment advisory firm that is affiliated with the Adviser.  Mr. Thompson has been an employee of SIA ~~AIA~~  since 1995.

Gary R. Rodmaker, CFA ~~, Nick J. Kotsonis~~ and Kevin P. Aug, CFA are jointly and primarily responsible for the day-to-day management of the Nasdaq-100 Index Fund.

Mr. Rodmaker leads the management team for the Nasdaq-100 Index and Bond Funds and is Managing Director – Fixed Income of the Adviser.  He has been affiliated with the Adviser and Union Central since 1989.

~~Mr. Kotsonis provides analysis as part of the management team of the Nasdaq-100 Index  Fund and is an Index and Fixed Income Analyst.  He joined the Adviser in 2003 after graduating from Miami University.~~

Mr. Aug provides analysis as part of the management team of the Nasdaq-100 Index Fund and joined Summit in 2003.  He is a Senior Investment Analyst for High Yield and Index accounts.  He joined the Adviser in 2003.  He has six years of investment management after receiving his MBA in 2001.

Mr. Rodmaker, Michael J. Schultz and D. Scott Keller are jointly and primarily responsible for the day-to-day management of the Bond Fund.

Mr. Schultz leads the management team regarding mortgage and asset backed securities for the Bond Fund and is Managing Director - Fixed Income of the Adviser.  He has been affiliated with the Adviser and Union Central since 1992.

Mr. Keller leads the management team regarding corporate fixed income securities for the Bond Fund and is an Assistant Portfolio Manager for all Adviser Investment Grade Corporate Bond accounts.  He joined the Adviser in 2000 and Union Central in 1996.  Prior to that, he was employed by Fidelity Brokerage Services for seven years.

Mr. Schultz has been primarily responsible for the day-to-day management of the Short-term Government Fund since April 2000 when the Fund opened.

Mr. Rodmaker is primarily responsible for the day-to-day management of the High Yield Bond Fund since July 2001 when the Fund opened.

The Statement of Additional Information provides information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of Fund shares.

ADVISORY FEE

The Funds are contractually obligated to pay the Adviser, as full compensation for all facilities and services furnished, a monthly fee computed separately for each Fund on a daily basis, at the annual rate set forth in the "Fees and Expenses of the Funds" section.  For the fiscal year ended September 30, 2007 , the Funds paid the Adviser fees at the following effective rates:

Fund	Advisory Fee
Everest Fund	.64% of the current value of the net assets.
Large Cap Growth Fund	..75% of the current value of the net assets.
Nasdaq-100 Index Fund	.35% of the current value of the net assets.
Bond Fund	.47% of the current value of the net assets.
Short-term Government Fund	.45% of the current value of the net assets.
High Yield Bond Fund	.65% of the current value of the net assets.
Money Market Fund	.35% of the current value of the net assets.

A discussion regarding the basis of the Funds' board of directors approving the Funds' investment advisory and sub-advisory arrangements will be available in the Funds' semi-annual report for the fiscal period ending March 31, 200 8 ..

SUBADVISER

Deutsche Investment Management Americas Inc. ("DIMA") , 345 Park Ave. New York, NY 10154, is the investment subadvisor to the Money Market Fund. DIMA is a part of Deutsche Asset Management ( “ D eA M ” ). D e AM is one of the world's largest asset management firms based on assets under management.  As of September 30, 200 7 , D e AM had $ 798 billion in assets under management. D e AM is part of Deutsche Bank AG.

The Subadviser provides, subject to the Adviser's direction, a portion of the investment advisory services for which the Adviser is responsible.  The services include investment research and advice with respect to securities, investments and cash equivalents in the Fund.

SHAREHOLDER INFORMATION

CLASSES OF SHARES OFFERED BY THE FUNDS

Each of the Funds offers Class I shares which are offered primarily to institutional investors.  Each of the Funds except the Nasdaq-100 Index Fund and the Money Market Fund also offers Class A shares which are offered primarily to retail investors.  The Class A and Class I shares of a Fund represent investments in the same portfolio of securities, but each class is subject to different sales charges and other expenses, and may have different share prices.  When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.

Class A shares are offered for purchase by retail investors who may purchase shares directly from the distributor for the Funds, Quasar Distributors, LLC (the "Distributor"), or through a broker-dealer or other financial intermediary.  The Distributor is a registered broker-dealer with offices at 615 East Michigan Street, Milwaukee, Wisconsin 53202.  Class I shares are offered for purchase by institutional investors, such as retirement plans, and when only one class of shares of a fund is offered, Class I shares are also available to individual investors.

In addition,

1.

Everest Fund individual Class I shareholders who purchased Class I shares prior to October 1, 2004, and

2.

Bond, Short-term Government and High Yield Bond Fund individual Class I shareholders who purchased Class I shares prior to February 1, 2007 may continue to invest in Class I shares for as long as they maintain their Class I share accounts, as may the following groups of people:

(a) Directors, officers, current or retired employees ("employees"), or agents of The Union Central Life Insurance Company ("Union Central"), or affiliates thereof, or their spouses or dependents; and

(b) Directors, officers, employees, or affiliates of Summit Mutual Funds or investment advisers or sub-advisers or distributors thereof, or their spouses or dependents.

Below is a summary of the primary differences between the Class A and Class I shares.

Class A Shares
Initial Sales Charge

Up to 5.75% on shares of the Everest Fund and Large Cap Growth Fund, up to 4.25% on shares of the Bond Fund and the High Yield Bond Fund, and up to 3.00% on shares of the Short-term Government Fund.

Sales charges may be reduced or eliminated for purchases of $25,000 or more of the Everest Fund, Large Cap Growth Fund, Bond Fund, Short-term Government Fund and High Yield Bond Fund.

12b-1 Fees	Up to 0.25% of average net assets, attributable to Class A shares, annually.
Dividends	Generally lower than Class I shares due to higher annual expenses.
Purchase Maximum	None.
Conversion	None.
Class I Shares
Initial Sales Charge	None.
12b-1 Fees	None.
Dividends	Generally higher than Class A shares due to lower expenses.
Purchase Maximum	None.
Conversion	None.

The Board approved the current sales charge structure for the Everest Fund to be effective October 1, 2004.  Prior to that time, Class A shares were not subject to an initial sales charge.  In connection with these changes, the Board also voted to redesignate Class F shares of the Funds as "Class A" shares.  The Board approved the current sales structure for the Large Cap Growth Fund, Bond Fund, Short-term Government Fund and High Yield Bond Fund on November 13, 2006.

DISTRIBUTION AND SHAREHOLDER SERVICE (12b-1) PLAN

Each of the Funds except the Nasdaq-100 Index Fund and the Money Market Fund offers Class A shares, which are subject to a Distribution and Shareholder Service Plan adopted by the Funds under Rule 12b-1 of the Investment Company Act of 1940.

Each such Fund pays the Distributor a fee for distribution assistance and/or shareholder services in connection with the Class A shares, and related payments the Distributor makes to banks, financial planners, retirement plan service providers, broker/dealers and other institutions.  The fee will not exceed, on an annual basis, 0.25% of the average daily net assets attributable to each Fund's Class A shares.  Because the fee is paid out of the assets of the Class A shares on an ongoing basis, over time, the fee will increase the cost and reduce the return of an investment and may cost you more than paying other types of sales charges.

OTHER MARKETING AND SERVICE ARRANGEMENTS

The Adviser or Distributor may pay additional fees to financial intermediaries out of their own assets (and not from the Funds) in exchange for sales and/or administrative services performed on behalf of the intermediaries' customers.  Such payments and compensation, commonly referred to as "revenue sharing," are in addition to the sales charges, 12b-1 plan fees and other fees paid to such financial intermediaries, and may be made to brokers and other financial intermediaries that provide services to the Funds and/or investors in the Funds, including (without limitation) shareholder servicing, marketing support and/or access to sales meetings, sales representatives and management representatives of the broker or other financial intermediary.  Compensation may also be paid to brokers and other financial intermediaries for inclusion of the Funds on a sales list, including a preferred or select sales list, in other sales programs, or as an expense reimbursement in cases where the broker or other financial intermediary provides shareholder services to fund shareholders.  The compensation received by financial intermediaries through sales charges, other fees payable with respect to the Funds, and/or revenue sharing arrangements for selling shares of the Funds may be more or less than the overall compensation on similar or other products and may influence your broker or other financial intermediary to present and recommend the Funds over other investment options available in the marketplace.

Revenue sharing payments are not financed by the Funds, and thus, do not result in increased Fund expenses.  They are not reflected in the "Fees and Expenses of the Funds" discussion above. Investors may obtain more information about these arrangements, including the conflicts of interests that such arrangements may create, from their brokers and other financial intermediaries, and should so inquire if they would like additional information.

PRICING OF FUND SHARES

The price of a Fund's shares is based on the Fund's net asset value.  The net asset value of the Funds' shares is determined once daily, Monday through Friday as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time), on days during which there are purchases or redemptions of Fund shares.  The price at which a Fund's shares are purchased or redeemed is based on the next calculation of net asset value after receipt and acceptance of purchases orders, and receipt of redemption requests. The net asset value will not be determined when the New York Stock Exchange is closed (for example, on national holidays), or on any day on which changes in the value of the portfolio securities of the Funds are immaterial.  The net asset value is calculated by adding the values of all securities and other assets of a Fund, subtracting liabilities and expenses, and dividing the resulting figure by the number of the Fund's outstanding shares.  Expenses, including the advisory fee payable to the Adviser, are charged to each Fund daily.

Securities held by each Fund are generally valued at market price, using an independent pricing service.  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by, or under procedures adopted by, the Board of Directors.  Money market instruments maturing in 60 days or less are valued at the amortized cost method.  Sometimes foreign securities markets are open on days when U.S. markets are closed.  Because some Funds hold foreign securities, there may be days when the net asset value of Fund shares changes even when the shares are not priced, and Fund shareholders cannot purchase or redeem shares.

If a significant market event impacting the value of a portfolio security occurs subsequent to the close of trading in the security, but prior to the calculation of a Fund's net asset value per share, market quotations for that security may not be readily available.  If the impact of such a significant market event materially affects the net asset value per share of a Fund, the affected portfolio security will be valued at fair market value as determined in good faith under the general supervision of the Board of Directors.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  The Adviser makes such determinations in good faith in accordance with the Funds' valuation procedures.  There can be no assurance that the Funds could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Funds determine its net asset value per share.

PURCHASE OF SHARES

Class I shares are purchased at their net asset value.  Class A shares generally are purchased at their offering price, which is normally net asset value plus an initial sales charge.  Shares of the Funds are offered and sold on a continuous basis by the Distributor.  Not all of the Funds may be available for sale in a particular state.  Please consult a registered representative in your state or the Distributor for information on the availability of the Funds.

MINIMUM INVESTMENTS

The minimum initial investment for Class I shares of each Fund except the Nasdaq-100 Index Fund and the Money Market Fund generally is:

1)

$250,000; or

2)

 $1,000 ($500 in the case of an Individual Retirement Account ) for employees or agents of U NIFI ~~nion Central~~ , or affiliates thereof, or their spouses or dependents; or Directors, officers, employees, or affiliates of Summit Mutual Funds or investment advisers or sub-advisers or distributors thereof, or their spouses or dependents.

No minimum amount applies for subsequent investments.

The minimum initial investment for Class A shares is:

1)

$2,000;

2)

$500 in the case of an Individual Retirement Account; or

3)

$1,000 if the purchaser of shares is any one of the following: employees or agents of Union Central, or affiliates thereof, or their spouses or dependents; or Directors, officers, employees, or affiliates of Summit Mutual Funds or investment advisers or sub-advisers or distributors thereof, or their spouses or dependents.

The minimum subsequent investment for Class A shares of the Funds is $50.

The minimum initial investment for Class I shares of the Nasdaq-100 Index Fund and the Money Market Fund is:

1)

$5,000; or

2)

$500 in the case of an Individual Retirement Account; or

3)

$1,000 if the purchaser of shares is any one of the following: employees or agents of Union Central, or affiliates thereof, or their spouses or dependents; or Directors, officers, employees, or affiliates of Summit Mutual Funds or investment advisers or sub-advisers or distributors thereof, or their spouses or dependents.

The minimum subsequent investment for Class I shares of the Nasdaq-100 Index Fund and the Money Market Fund is $50.

The Adviser may waive the minimum initial investment requirements as follows:

•

Shares transferred from existing accounts if the registration or beneficial owner remains the same;

•

Employees, and families of employees, of the Adviser and its affiliates;

•

Employee benefit plans sponsored by the Adviser;

•

Certain wrap programs offered by financial intermediaries;

•

Directors of the Fund and their families;

•

Certain qualified fee-based program accounts of investment advisers who have entered into arrangements with the Funds or the Distributor;

•

Institutional clients of the Adviser;

•

Defined contribution plans that the Adviser believes will reach $1million within an acceptable timeframe; and

•

Certain other separately managed account clients at the Adviser’s discretion.

SALES CHARGES

The initial sales charge you pay when you buy Class A shares differs depending upon the amount you invest and may be reduced or eliminated entirely for larger purchases as shown in the table below.  All applicable sales charges will be deducted directly from your investment.

	Sales Charge as a % of
Investments in the Everest Fund*	Offering Price	Net Amount Invested	Dealer Concession
Less than $25,000	5.75%	6.10%	5.00%
$25,000-$49,999	5.00%	5.26%	4.25%
$50,000-$99,999	4.50%	4.71%	3.75%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

* Prior To February 1, 2007, investments less than $100,000 were subject to a 5.75% sales charge.

	Sales Charge as a % of
Investments in the Large Cap Growth Fund	Offering Price	Net Amount Invested	Dealer Concession
Less than $25,000	5.75%	6.10%	5.00%
$25,000-$49,999	5.00%	5.26%	4.25%
$50,000-$99,999	4.50%	4.71%	3.75%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

	Sales Charge as a % of
Investments in the Bond Fund	Offering Price	Net Amount Invested	Dealer Concession
Less than $25,000	4.25%	4.44%	3.50%
$25,000-$49,999	4.00%	4.17%	3.25%
$50,000-$99,999	3.75%	3.90%	3.00%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$749,999	2.00%	2.04%	1.60%
$750,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

	Sales Charge as a % of
Investments in the Short-term Government Fund	Offering Price	Net Amount Invested	Dealer Concession
Less than $25,000	3.00%	3.09%	2.40%
$25,000-$49,999	2.75%	2.83%	2.15%
$50,000-$99,999	2.50%	2.56%	2.00%
$100,000-$249,999	2.25%	2.30%	1.75%
$250,000-$499,999	2.00%	2.04%	1.60%
$500,000-$749,999	1.75%	1.78%	1.35%
$750,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

	Sales Charge as a % of
Investments in the High Yield Bond Fund	Offering Price	Net Amount Invested	Dealer Concession
Less than $25,000	4.25%	4.44%	3.50%
$25,000-$49,999	4.00%	4.17%	3.25%
$50,000-$99,999	3.75%	3.90%	3.00%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$749,999	2.00%	2.04%	1.60%
$750,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

Class A Sales Charge Waivers

The following investments are not subject to any initial sales charge:

•

investments made by accounts that are part of certain qualified fee-based programs of investment advisers who have entered into arrangements with Summit Mutual Funds or the Distributor providing for a waiver of initial sales charges;

•

investments made through broker-dealers or other financial intermediaries, such as so-called "fund supermarkets," that have entered into an agreement with Summit Mutual Funds or the Distributor providing for a waiver of initial sales charges; and

•	individual retirement account rollovers involving retirement plan assets invested in Summit Mutual Funds.
•

employees or agents of U NIFI ~~nion Central~~ , or affiliates thereof, or their spouses or dependents; or Directors, officers, employees, or affiliates of Summit Mutual Funds or investment advisers or sub-advisers or distributors thereof, or their spouses or dependents.

To receive a waiver of Class A initial sales charges, an investor or its representative must inform the Distributor at the time of purchase.  A failure to so inform the Distributor may result in not receiving a sales charge waiver to which an investor is otherwise entitled.  Sales charge waivers may be discontinued at any time.

Investors eligible to buy Class A shares without an initial sales charge may not impose a sales charge if they re-sell the shares.

Reducing the Initial Sales Charge on Your Class A Shares

Consistent with the policies described in this prospectus, you and your immediate family ~~spouse or dependents~~ may combine all of your Class A Summit Mutual Funds investments to reduce your Class A sales charge.

Large Investments.  As indicated in the table above, substantial investments receive lower sales charge rates.

Rights of Accumulation.  Rights of accumulation allow you, your spouse and dependents to combine your new purchases of Class A shares with shares ~~of~~  that you already own, for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable sales charge for the new purchase is based on the total of your current purchase and the current value of all other shares you own.

Letter of Intent.   By signing a Letter of Intent (LOI) you can reduce your Class A sales charge. Your individual purchases will be made at the applicable sales charge based on the amount you intend to invest over a 13-month period.  The LOI will apply to all purchases of Summit Class A Funds. Any shares purchased within 90 days prior to the date you sign the letter of intent may be used as credit toward completion, but the reduced sales charge will only apply to new purchases made on or after that date.  Purchases resulting from the reinvestment of dividends and capital gains do not apply toward fulfillment of the LOI.  Shares equal to 5% of the amount of the LOI will be held in escrow during the 13-month period.  If, at the end of that time the total amount of purchases made is less than the amount intended, you will be required to pay the difference between the reduced sales charge and the sales charge applicable to the individual purchases had the LOI not been in effect.  This amount will be obtained from redemption of the escrow shares.  Any remaining escrow shares will be released to you.

If you establish an LOI with Summit Apex Series you can aggregate your accounts as well as the accounts of your immediate family members.  You will need to provide written instruction with respect to the other accounts whose purchases should be considered in fulfillment of the LOI.

The Distributor must be notified when a purchase is made that may qualify under any of the above provisions.  Consequently, an investor acquiring Class A shares directly from the Distributor must indicate in the purchase order that the purchase may qualify under any of the above provisions, and must provide enough information to substantiate the claim.  If an investor purchases Class A shares through a dealer or other financial intermediary, the investor must inform the dealer or intermediary of any facts that may qualify a purchase for any of the above provisions, such as other holdings of Class A shares held directly with the Funds or through other accounts with other dealers or financial intermediaries, and must provide enough information to substantiate the claim. A failure to provide such notice and information may result in not receiving a sales charge reduction to which an investor is otherwise entitled.

For more information about how to reduce Class A shares initial sales charge, please visit Summit Mutual Funds' website (www.summitfunds.com) or consult your broker or financial intermediary.

BUYING SHARES

Purchase requests accompanied by a check or wire payment for any Fund which are received ~~and accepted~~ in proper form by the transfer agent or an authorized dealer or other agent of the Fund before the time as of which a Fund's net asset value per share is determined on a business day for the Funds will be executed the same day, at that day's closing price, provided that payment is received by the close of regular trading hours. Orders received after the time as of which a Fund's net asset value per share is determined and orders for which payment is not received by the close of regular trading hours on the New York Stock Exchange will be executed on the next business day after receipt of both order and payment in proper form.

OPENING AN ACCOUNT

BY MAIL

Complete an application and mail it along with a check payable to Summit Mutual Funds, to:

The Summit Mutual Funds

c/o U. S. Bancorp Fund Services, LLC

P.O. Box 701

Milwaukee, WI 53201-0701.

For overnight or express delivery, mail to:

The Summit Mutual Funds

c/o U. S. Bancorp Fund Services, LLC

615 East Michigan Street, 3rd Floor

Milwaukee, WI 53202-5207.

ADDING TO AN ACCOUNT BY MAIL Make your check payable to Summit Mutual Funds. Please include your ~~sixteen-digit~~  account number on your check and mail it to the address at the left.

THROUGH AN AUTHORIZED DEALER

A registered representative at your dealer can assist you with all phases of your investment.  The dealer is responsible for opening your account and providing your taxpayer identification number to the Funds. Your dealer may charge fees for its services in addition to charges and fees associated with the Funds.

THROUGH AN AUTHORIZED DEALER

If your dealer has already established your account for you, no additional documentation is needed.  Simply contact your dealer to place your order.  The dealer's bank may charge you for a wire transfer, and your dealer may charge fees for its services in addition to charges and fees associated with the Funds.

AUTOMATICALLY Call 1-888-259-7565 to obtain a purchase application, which includes information for ~~a~~ an Automatic Investment Plan.	AUTOMATICALLY Complete an Automatic Investment Plan Application to automatically purchase more shares.

BY WIRE

To open an account by wire, a completed account application is required before your wire can be accepted.  You can mail or overnight deliver your account application to the transfer agent.  Upon receipt of your completed application, an account will be established for you.  The account number assigned will be required as part of the instruction that should be given to your bank to send the wire.  Your bank must include the name of the Fund you are purchasing, the account number and your name so that monies can be correctly applied.

U.S. Bancorp

777 East Wisconsin Avenue

Milwaukee, WI 53202ABA Number: 075000022

Credit to: U.S. Bancorp Fund

Services, LLC

Account Number: 112-952-137

Further credit to: Summit Mutual Funds

(account name and account number)

Summit Mutual Funds and its transfer agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve Wire system, or from incomplete wiring instructions.

BY WIRE

Call 1-888-259-7565 prior to sending the wire in order to ~~obtain a confirmation number and to~~  ensure prompt and accurate handling of funds. Ask your bank to transmit immediately available funds by wire as described at the left.

Please include your ~~sixteen-digit~~  account number.

The Summit Mutual Funds and its transfer agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve Wire system, or from incomplete wiring instructions.

INTERNET

Log onto www.summitfunds.com,  print and complete the application and mail it along with a check payable to Summit Mutual Funds at:

The Summit Mutual Funds

c/o U. S. Bancorp Fund Services, LLC

P.O. Box 701

Milwaukee, WI 53201-0701

For overnight or express delivery, mail to:

The Summit Mutual Funds

c/o U. S. Bancorp Fund Services, LLC

615 East Michigan Street, 3rd Floor

Milwaukee, WI 53202-5207.

INTERNET

After your account is established, you may set up a PIN number by logging onto www.summitfunds.com  This will enable you to purchase shares by having the purchase amount deducted from your bank account by electronic funds transfer via the Automated Clearing House (ACH) network.  Please make sure that your fund account is set up with bank account instructions and that your bank is an ACH member.  You must indicate on your application that telephone transactions are authorized in order to complete internet transactions.

BY TELEPHONE EXCHANGE Call 1-888-259-7565 to exchange from another Summit Mutual Funds account with the same registration including name, address and taxpayer ID number.	BY TELEPHONE EXCHANGE Call 1-888-259-7565 to exchange from another Summit Mutual Funds account with the same registration including name, address and taxpayer ID number.

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PLEASE NOTE: All checks must be drawn on a bank located within the United States and must be payable in U.S. dollars to Summit Mutual funds.  The Fund will not accept payment in cash or money orders.  The Fund also does not accept cashier's checks in amounts of less than $10,000.  To prevent check fraud, the Fund will not accept third party checks, Treasury checks, credit card checks, traveler's checks or starter checks for the purchase of shares. The Funds are unable to accept post dated checks, post dated on-line bill pay checks, or any conditional order or payment.

The transfer agent will charge a $25.00 fee against a shareholder's account, in addition to any loss sustained by the Fund, for any payment that is returned.

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ADDITIONAL INFORMATION ON BUYING SHARES

•	Each Fund reserves the right to reject or refuse, in its discretion, any order for the purchase of the Fund's shares, in whole or in part.
•

Federal regulations require that each investor provide a Social Security number or other certified taxpayer identification number upon opening or reopening an account. The Funds reserve the right to reject applications without such a number.  Any accounts opened without a proper number will be subject to backup withholding at a rate of 28% on all liquidations and dividend and capital gain distributions.

•	Payment for shares of a Fund in the amount of $1,000,000 or more may, at the discretion of the Adviser, be made in the form of securities that are permissible investments for the respective Fund.
•	Investors may be charged a fee if they effect transactions through a broker or agent.
•

The Funds have authorized one or more brokers to receive purchase and redemptions orders on the behalf of each Fund.  Such brokers are authorized to designate other intermediaries to receive purchase and redemption orders on the Funds' behalf.  The Funds will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker's authorized designee, receives the order.  Customer orders will be priced at each Fund's Net Asset Value next computed after the order is received by an authorized broker or the broker's authorized designee.

•

The Funds generally do not sell shares to investors outside the United States, even if they are U.S. citizens or lawful permanent residents, except to investors in the U.S. military with APO or FPO addresses.

REDEMPTION OF SHARES

Redemption requests for any of the Funds received by the transfer agent or an authorized dealer or other agent of the Funds before the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on a business day for the Funds will be executed the same day, at that day's closing price. Orders received after the close will receive the next business day's closing price.

A signature guarantee is required to redeem shares in the following situations:

•

When ownership has been changed on your account

•

when adding telephone redemptions to an existing account (the need for a signature guarantee in this instance is described elsewhere in this Prospectus)

•

when adding or changing fed wire instructions on an account

•

when the redemption amount exceeds $50,000

•

when the proceeds are to be sent elsewhere than the address of record

•

when the address of record has been changed by telephone within the preceding 15 days

In additional to the situations listed above, the Funds and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.

Each signature must be guaranteed in writing by either a commercial bank that is a member of the FDIC, a trust company, a credit union, a savings association, a member firm of a national securities exchange or other eligible guarantor institution.

BY TELEPHONE

Call 1-888-259-7565 with your account name, and amount of redemption (minimum $500). Redemption proceeds will only be sent by check to a shareholder's address of record, by wire to a pre-determined bank, or by electronic funds transfer via the Automated Clearing House (ACH) network to the bank account established on your fund account.  There is a $15 fee for each wire transfer.  If proceeds are sent via the ACH network, the funds are usually available in 2-3 business days ..  T  ~~(available only if t~~ elephone redemptions are only available if ~~have been~~    authorized on the account application and if there has been no change of address by telephone within the preceding 15 days ~~)~~ ..

BY MAIL

Mail your instructions to Summit Mutual Funds, P.O. Box 701, Milwaukee, WI 53201-0701 (via overnight delivery to 615 E. Michigan Street, Milwaukee, WI 53202).  Include the number of shares or the amount to be redeemed and ~~,~~ your account number  ~~and Social Security number or other taxpayer identification number~~ .. Your instructions must be signed by all persons required to sign for transactions exactly as their names appear on the account .. The request may need to be signature guaranteed.  Please call a customer service representative at 1-888-259-7565 who can assist you in determining if you need a signature guarantee.

THROUGH AN AUTHORIZED DEALER

Please contact your dealer to place your redemption request.  Your dealer may impose a service charge or other fee in addition to charges and fees associated with the Funds.

INTERNET

Your account number, PIN number and your social security number are required for internet redemptions.   ~~Call 1-888-259-7565 for a temporary~~ You may establish your PIN number on-line ..  Redemption proceeds will only be sent by check to a shareholder's address of record or via electronic funds transfer through the Automated Clearing House (ACH) network to the bank account of a commercial bank located within the United States as shown on the transfer agent's records Your signed account application must be received at least 15 business days prior to the initial transaction ~~(available only if telephone redemptions have been authorized on the account application and if there has been no change of address within the preceding 15 days)~~ ..

AUTOMATICALLY

Call 1-888-259-7565 for a Systematic Withdrawal Plan application ($5,000 account minimum and $50 minimum per transaction).

Guarantees must be signed by an eligible guarantor institution and "Signature Guaranteed" must appear with the signature.

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The Funds may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees and guardians. A redemption request will not be deemed to be properly received until the transfer agent receives all required documents in proper form.

ADDITIONAL TRANSACTION INFORMATION

TELEPHONE AND INTERNET REQUESTS

New accounts will be granted telephone and internet transaction privileges unless you specifically decline these features.  If you subsequently decide to arrange for telephone and internet purchases, exchanges or redemptions after you have opened your account or to change the bank or account designated to receive redemption proceeds, send a written request ~~with a signature guarantee~~  to ~~the~~  U.S. Bancorp Fund Services, LLC or contact your registered representative. A signature guarantee may be required ~~Each shareholder of the account must sign the request. The Funds may request further documentation from corporations, executors, administrators, trustees and guardians~~ ..

Once a telephone or internet transaction is placed, it cannot be canceled or modified.  Such transactions will be recorded and confirmed in writing. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail.

The Funds reserve the right to modify or terminate telephone and internet redemption privileges at any time if they believe it is advisable to do so.

During periods of substantial economic or market change, telephone redemptions may be difficult to implement. If a shareholder is unable to contact the transfer agent by telephone, shares may also be redeemed by delivering the redemption request to the transfer agent.

INTERNET OPTIONS
Internet exchange privileges ~~automatically~~  apply to each shareholder account unless declined ~~who holds telephone exchange privileges and who has requested a temporary PIN from a shareholder service representative~~ ..   ~~All i~~ I nternet purchase and redemption privileges ~~transaction privileges~~  are ONLY available if the shareholder has provided a voided check to establish bank account information ~~elected telephone and internet privileges for those same transactions~~ ..

ADDITIONAL REDEMPTION INFORMATION

In an effort to prevent unauthorized or fraudulent purchase and redemption requests by telephone or internet, U. S. Bancorp employs reasonable procedures to confirm that such instructions are genuine. Among the procedures used to determine authenticity, investors electing to transact by telephone will be required to provide their account number. Investors electing to transfer by internet must enter a personal identification number (PIN). All telephone or internet transactions will be recorded and confirmed in writing. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. Summit Mutual Funds may implement other procedures from time to time. If reasonable procedures are not implemented, Summit Mutual Funds may be liable for any loss due to unauthorized or fraudulent transactions. In all other cases, the shareholder is liable for any loss for unauthorized transactions.

The Funds will make payment for redeemed shares typically within one or two business days, but no later than the seventh day after receipt by the transfer agent of a request in proper form, except as provided by SEC rules.  However, if any portion of the shares to be redeemed represents an investment made by check, the Funds will delay the payment of the redemption proceeds until the transfer agent is reasonably satisfied that the check has been collected, which may take twelve days from the purchase date.

Shareholders who have an IRA or other retirement plan must indicate on their redemption request whether or not to withhold federal income tax.  Redemption requests failing to indicate an election not to have tax withheld will generally be subject to 10% withholding.

ACCOUNTS BELOW THE MINIMUM BALANCE

If your account falls below $1,000 (or $500 for an IRA), the Funds may redeem your account.  The Funds will impose no charge and will give you sixty days' written notice prior to any redemption or conversion, as applicable, during which you may redeem your shares or purchase additional shares to satisfy applicable account minimums.

REDEMPTION IN KIND

Each Fund intends to pay cash for all shares redeemed, unless the redemption request is for more than the lesser of $250,000 or 1% of the net assets of a Fund by a single shareholder over any 90-day period. If such a redemption request is presented and the Fund deems it to be detrimental to existing shareholders to pay the redemption in cash, the Fund may pay part of the redemption in the Fund's portfolio securities at their then-current market value equal to the redemption price. If you received securities in kind and converted them to cash, you would incur brokerage costs. Redemptions in kind, like all redemptions, are taxable transactions.

EXCHANGE OF SHARES

Without a sales charge, you may exchange shares of a Fund for shares of the same class of another Fund.  An exchange is treated as a redemption of Fund shares and a purchase of another Fund's shares.

For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, an investor may realize a capital gain or loss. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences of a particular exchange. No exchange fee is currently imposed by Summit Mutual Funds on exchanges. However, Summit Mutual Funds reserves the right to impose a charge in the future.  Summit Mutual Funds reserves the right to reject the purchase component of any exchange request, and the exchange privilege may be modified or terminated at any time. At least sixty days' notice will be given to shareholders of any material modification or termination except where notice is not required under SEC regulations. Also keep in mind:

•	Exchanges are available only in states where exchanges may be legally made.

•	The minimum amount which may be exchanged is the lesser of $1,000 or all the shares of that Fund.

•	You may not exchange shares which have been purchased by check, that have been held for less than 12 days.

•	It may be difficult to make telephone exchanges in times of drastic economic or market changes.

The Funds also offer a systematic exchange plan that allows you to automatically exchange shares in one Fund into a different Fund at set time intervals.  Call 1-888-259-7565 to establish a systematic exchange plan.

EXCESSIVE TRADING

The Funds are not intended for excessive trading or market timing.  Frequent trading into and out of a Fund can disrupt portfolio investment strategies, result in lower portfolio performance and increase portfolio expenses for all shareholders, including long-term shareholders who do not generate these costs.  In particular, a Fund may have difficulty implementing its long-term investment strategies if forced to maintain a higher level of its assets in cash to accommodate significant short-term trading activity resulting from market timing.  Excessive purchases and sales or exchanges of a Fund's shares may force the Fund to sell portfolio securities at inopportune times to raise cash to accommodate short term trading activity.  In addition, a Fund may incur increased expenses if one or more investors engage in excessive or short-term trading. For example, a Fund may be forced to liquidate investments as a result of short-term trading and incur increased brokerage costs without attaining any investment advantage.  Similarly, a Fund may bear increased administrative costs due to asset level and investment volatility that accompanies patterns of short-term trading activity.  If a Fund is unable to detect those shareholders engaging in market timing and/or excessive trading, the previously mentioned harms associated with excessive trading (lower portfolio performance, liquidity risks, increased portfolio expenses, etc.) may occur for the remaining investors.  Even if the Fund is able to avoid additional expenses related to the impact of excessive trading of its shares, excessive trading or market timing activities in the Acquired Funds may increase expenses.

The Funds are not designed to accommodate excessive trading and the Funds' Board of Directors has adopted policies to discourage excessive trading of the Funds' shares. If you wish to engage in excessive trading, we request that you do not purchase shares of the Fund.  The Funds define "excessive trading" as exceeding one purchase and sale involving a Fund within any 6 ~~120~~ 0 -day period.  You can move substantial assets from a Fund to another Fund and, within the next 6 ~~120~~ 0 days, sell your shares in that Fund to return to the first Fund. Two types of transactions are exempt from the excessive trading guidelines: (1) redemptions that are not part of exchanges and (2) systematic purchases or redemptions made through an automatic investment plan or an automatic withdrawal plan.

The Funds monitor daily cash flows by account to detect possible excessive trading by individuals or groups.  If excessive trading is found, the Funds will take the following actions if you exceed the number of trades described above: 1) the first time a Fund determines that you have traded excessively, the Fund will notify you in writing that your account will be monitored for additional transactions in excess of the foregoing limits; 2) upon the second incidence of excessive trading by you, the Fund will bar you indefinitely from further purchases of shares of the Fund, including purchases in connection with exchange transactions.

The Funds may, in their sole discretion, take any account off of the list of monitored accounts, or restore suspended transfer privileges if it determines that the transactions were inadvertent or were not done with the intent to market time.  OTHERWISE, ALL OF THE POLICIES RELATED TO EXCESSIVE TRADING AND MARKET TIMING AS DESCRIBED IN THIS SECTION WILL BE APPLIED UNIFORMLY AND WITHOUT EXCEPTION.  Other trading activities may be detrimental to the Funds.  Therefore, shareholder accounts may be placed on the list of monitored accounts despite the fact the shareowner has not exceeded the established transfer limits.

The Funds and their agents reserve the right not to accept in whole or in part, without prior notice, any purchase request, including exchange purchases from one Fund to another Fund, by any investor or group of investors indefinitely, for any reason, particularly if they believe that any combination of trading activity in the Funds is attributable to market timing or is otherwise excessive or potentially disruptive to the Funds.  Some of the factors that may be considered when determining whether or not to accept a purchase request may include, but not be limited to:

•

the number of transfers made in a defined period;

•

the dollar amount of the transfer;

•

the total assets of the Fund involved in the transfer;

•

the investment objectives of the particular portfolios involved in the transfers; and/or

•

whether the transfer appears to be a part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.

The Funds currently do not assess a mandatory redemption fee, but may do so in the future.

The trading history of accounts under common ownership or control may be considered in enforcing these policies.  Transactions placed through the same insurance company or plan sponsor on an omnibus basis may be rejected in whole or in part by a Fund.  Purchase transactions accepted by your financial intermediary or plan sponsor in violation of the Funds' excessive trading policy are not deemed accepted by the Funds and may be cancelled or revoked by the Funds on the next business day following the order by the intermediary.

While the Funds discourage excessive short-term trading and intend to apply their policies uniformly to all shareholders, the Funds cannot always know or reasonably detect such trading, particularly if it is facilitated by financial intermediaries or done through omnibus account arrangements. In addition, monitoring and discouraging excessive trading may require the cooperation of financial intermediaries, which cannot necessarily be assured.

ACCOUNT STATEMENTS

Account statements generally will be mailed after each purchase, reinvestment of dividends and redemption. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. Generally, the Fund does not send statements to underlying beneficial owners for Funds held in brokerage, retirement or other similar accounts.

INTERNET SERVICES

You may also access information about the Funds and your account balances by visiting our website at www.summitfunds.com.

RETIREMENT PLANS

The Fund offers individual retirement accounts including SIMPLE and SEP IRAs. For details concerning Retirement Accounts (including service fees), please call U. S. Bancorp Fund Services, LLC at 1-888-259-7565.

VERIFICATION OF INFORMATION

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account, and to determine whether such person's name appears on government lists of known or suspected terrorists and terrorist organizations.  Accordingly, the Fund or your financial intermediary must obtain the following information about each person who opens an account:

•

Name;

•

Date of birth (for individuals);

•

Physical residential address (though post office boxes are still permitted for mailing); and

•

Social security number, taxpayer identification number, or other identifying number.

You may also be asked to show your driver's license, passport or other identifying documents in order to verify your identity.  In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities.

Federal law prohibits a Fund from opening accounts unless it receives the minimum identifying information listed above.

After an account is opened, the Funds may restrict your ability to purchase additional shares or may impose other restrictions until your identity is verified.  The Funds also may close your account or take other appropriate action if they cannot verify your identity within a reasonable time. If your account is closed for this reason, your shares will be redeemed at the net asset value per share next calculated after the account is closed.  If your account is closed at the request of governmental or law enforcement authority, the Fund may be required to withhold the redemption proceeds.

PRIVACY POLICY

Securities and Exchange Commission Regulation S-P requires us to disclose our policies and safeguards regarding the nonpublic personal information about you that we possess as a result of your relationship with us. The full text of our Privacy Policy follows.

Summit Mutual Funds collects the following nonpublic personal information about you:

•

Information received from you on or in applications or other forms, correspondence, or conversations, including but not limited to, your name, address, phone number, social security number, assets, income and date of birth;

•

Information about your transactions with Summit Mutual Funds, its affiliates, or others, including but not limited to, your account number and balance, payments history, parties to transactions, cost basis information, and other financial information.

Summit Mutual Funds does not disclose any nonpublic personal information about its current or former shareholders to nonaffiliated third parties, except as permitted by law.  For example, it is permitted by law to disclose all of the information it collects, as described above, to the Funds' transfer agent to process your transactions.  Furthermore, access to your nonpublic personal information is restricted to those persons who require such information to provide products or services to you.  Physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information are maintained.

In the event that you hold shares of the Fund(s) through a financial intermediary, including, but not limited to, a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with nonaffiliated third parties.

DELIVERY OF REPORTS

The Securities and Exchange Commission has rules to allow us to combine mailings of certain materials, eliminating duplicate copies sent to your address. Only one Prospectus, Annual and Semiannual Report will be sent to shareholders with the same last name and address on their Summit accounts, as well as to shareholders with the same address whom we believe to be part of the same family.  Sending only one Prospectus and Shareholder Report to your household will reduce Fund expenses for producing and mailing these documents.

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Dividends from net investment income of the Money Market Fund are declared daily and paid monthly.  Dividends from net investment income of the other Funds are declared and paid as follows:

Annually:	Quarterly:
Everest Fund	Bond Fund
Large Cap Growth Fund	Short-term Government Fund
Nasdaq-100 Index Fund	High Yield Bond Fund

Any capital gains are distributed annually. Your dividends and capital gains distributions will be reinvested automatically in additional shares of the dividending fund (or any other Summit Fund under our Flexivest option - call 1-888-259-7565 to establish your Flexivest option) unless you notify Summit Mutual Funds that you elect to receive distributions in cash.  Class A shares may pay lower dividends due to their higher levels of operating expenses. If you have elected to receive dividends and/or capital gain distributions in cash and the postal or other delivery service is unable to deliver checks to your address of record, your distribution option will automatically be converted to having all dividend and other distributions reinvested in additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all, or substantially all, of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). You will be subject to income tax on these distributions regardless of whether they are paid in cash or reinvested in additional Fund shares. Distributions of "qualified dividend income" and distributions attributable to the net long-term capital gains of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your Fund shares. Other Fund distributions will generally be taxable as ordinary income. You will be notified annually of the tax status of distributions to you.

Current tax law generally provides for a maximum tax rate for individual taxpayers of 15% on long-term gains from sales and from certain qualifying dividends on corporate stock. These rate reductions do not apply to corporate taxpayers. The following are guidelines for how certain distributions by the Funds are generally taxed to individual taxpayers:

•

Distributions of earnings from qualifying dividends and qualifying long-term capital gains will be taxed at a maximum rate of 15%.

•

Note that distributions of earnings from dividends paid by certain "qualified foreign corporations" can also qualify for the lower tax rates on qualifying dividends.

•

A shareholder will also have to satisfy a more than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower tax rate.

•

Distributions of earnings from non-qualifying dividends, interest income, other types of ordinary income and short-term capital gains will be taxed at the ordinary income tax rate applicable to the taxpayer.

•

Distributions of certain long-term gains from depreciable real estate are taxed at a minimum rate of 25%.

REITs and other investment vehicles in which a Fund may invest are subject to complicated Internal Revenue Code rules. The tax laws that apply to these investment vehicles have the potential to create negative tax consequences for the Fund, or for certain shareholders of the Fund, including, in particular, charitable remainder trusts. Also, REIT investments in the Fund's portfolio may distribute amounts that later are determined to be a return of capital.  A Fund will designate its income dividends and capital gain distributions based on all available information at the time of the declaration. Such late notification of return of capital distributions from portfolio holdings may complicate the process of determining the nature of the Fund's distributions to it shareholders.  You should note that if you purchase Fund shares just prior to a dividend or capital gain distribution, the purchase price will reflect the amount of the upcoming dividend or distribution, but you will be taxable on the entire amount of the dividend or distribution received, even though, as an economic matter, the dividend or distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your Fund shares, including an exchange for Fund shares of another Fund, based on the difference between your tax basis in the Fund shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held Fund shares.) Any loss realized on Fund shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the Fund shares.  Additionally, any loss realized on a sale, redemption or exchange of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the tax basis of the shares acquired. You are responsible for any tax liabilities generated by your transactions.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, Fund shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

Pursuant to current tax law, a regulated investment company (a "RIC") such as a Fund that earns certain interest income that would not be subject to U.S. tax if earned by a foreign person directly will be permitted, to the extent of such income, to designate a dividend it pays as derived from such interest income. A foreign person who is a shareholder in the RIC generally will be able to treat such a dividend as exempt from gross-basis U.S. tax, as if the foreign person had earned the interest directly. The new law generally applies to dividends with respect to taxable years of RICs beginning after December 31, 2004 and before January 1, 2008.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

As with all mutual funds, the Fund may be required to withhold federal income tax from distributions and redemption proceeds ("backup withholding") under certain circumstances.  See Statement of Additional Information for more details.

STATE AND LOCAL TAXES

Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on Federal securities or interest on securities of the particular state. Shareholders should consult their tax advisers regarding the tax status of distributions in their state and locality.

NASDAQ DISCLAIMER

"Nasdaq" and related marks are trademarks or service marks of The Nasdaq Stock Market, Inc. "Nasdaq" and "Nasdaq-100 Index" have been licensed for use for certain purposes by Summit Mutual Funds, Inc. and the Nasdaq-100 Index Fund.  The Nasdaq-100 Index is composed and calculated by Nasdaq without regard to Summit Mutual Funds.  Nasdaq makes no warranty, express or implied, and bears no liability with respect to the Nasdaq-100 Index Fund.  Nasdaq makes no warranty, express or implied, and bears no liability with respect to Summit Mutual Funds, its use, or any data included therein.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Funds' financial performance for the periods indicated. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information has been audited by Deloitte & Touche LLP, independent registered public accounting firm, whose report, along with the Funds' financial statements, is incorporated by reference into the Statement of Additional Information and is available upon request. This information should be read in conjunction with the financial statements and notes thereto included in the Statement of Additional Information.

Computed on the basis of a share of capital stock outstanding throughout the period.  All Class I share amounts and net asset values have been adjusted as a result of the 1-for-5 reverse stock split on February 15, 2002, except for the Money Market Fund.

	Everest Fund
	Class I
	Year Ended September 30,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$63.81	$61.56	$58.15	$49.88	$39.85

Investment Activities:
Net investment income / (loss)	0.93(1)	0.96 (1)	0.90	0.80	0.74
Net realized and unrealized gains / (losses)	8.32	8.13	6.97	8.27	10.13
Total from Investment Activities	9.25	9.09	7.87	9.07	10.87

Distributions:
Net investment income	(0.99)	(0.65)	(0.79)	(0.80)	(0.80)
Net realized gains	(3.51)	(6.19)	(3.67)	-	(0.04)
Total Distributions	(4.50)	(6.84)	(4.46)	(0.80)	(0.84)

Net asset value, end of period	$68.56	$63.81	$61.56	$58.15	$49.88
Total return	14.88%	16.13%	13.96%	18.29%	27.63%

Ratios / Supplemental Data:
Ratio of expenses to average net assets	0.91%	0.92%	0.97%	0.97%	0.98%
Ratio of net investment income / (loss) to average net assets	1.38%	1.59%	1.51%	1.46%	1.64%
Portfolio turnover rate ( [2] )	50.86%	54.89%	63.46%	73.43%	58.23%
Net assets, end of period (000's)	$95,460	$ 80,383	$65,755	$61,042	$48,821

	Class A
	For the Year Ended September 30,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$63.25	$61.14	$58.62	$50.34	$39.84

Investment Activities:
Net investment income / (loss)	0.75(1)	0.80 (1)	1.26	0.66	0.61
Net realized and unrealized gains / (losses)	8.24	8.09	6.46	8.35	10.22
Total from Investment Activities	8.99	8.89	7.72	9.01	10.83

Distributions:
Net investment income	(0.87)	(0.59)	(1.53)	(0.73)	(0.29)
Net realized gains	(3.51)	(6.19)	(3.67)	-	(0.04)
Total Distributions	(4.38)	(6.78)	(5.20)	(0.73)	(0.33)

Net asset value, end of period	$67.86	$63.25	$61.14	$58.62	$50.34
Total return (3)	14.58%	15.87%	13.65%	17.99%	27.32%

Ratios / Supplemental Data:
Ratio of expenses to average net assets	1.16%	1.17%	1.22%	1.22%	1.23%
Ratio of net investment income / (loss) to average net assets	1.13%	1.34%	1.03%	1.17%	1.39%
Portfolio turnover rate (2)	50.86%	54.89%	63.46%	73.43%	58.23%
Net assets, end of period (000's)	$7,201	$2,903	$875	$16	$ 5

(1) Per share amounts are based on average shares outstanding.
(2) Portfolio Turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(3) Total Return calculations do not include sales charges.

Large Cap Growth Fund Class I	Period from February 1, 2007(1) to September 30, 2007

Net asset value, beginning of period	$50.73

Investment Activities:
Net investment income / (loss)	0.04
Net realized and unrealized gains / (losses)	3.83
Total from Investment Activities	3.87

Distributions:
Net investment income	-
Net realized gains	-
Total Distributions	-

Net asset value, end of period	$54.60
Total return	7.63%

Ratios / Supplemental Data:
Ratio of expenses to average net assets – net (2)	1.10% (3)
Ratio of expenses to average net assets ~~-~~ – gross	14.12% (3)
Ratio of net investment income / (loss) to average net assets	0.20% (3)
Portfolio turnover rate ( [4] )	46.36%
Net assets, end of period (000's)	$1,050

Large Cap Growth Fund Class A	Period from December 28, 2006(1) to September 30, 2007

Net asset value, beginning of period	$50.00

Investment Activities:
Net investment income / (loss)	(0.05)
Net realized and unrealized gains / (losses)	4.56
Total from Investment Activities	4.51

Distributions:
Net investment income	-
Net realized gains	-
Total Distributions	-

Net asset value, end of period	$54.51
Total return( [5] )	9.02%

Ratios / Supplemental Data:
Ratio of expenses to average net assets – net (2)	1.35% (3)
Ratio of expenses to average net assets – gross	16.22%( [3] )
Ratio of net investment income / (loss) to average net assets	-0.03%( [3] )
Portfolio turnover rate ( [4] )	46.36%
Net assets, end of period (000's)	$31

(1) Commencement of operations.
(2) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(3) Annualized.
(4) Portfolio turnover is calculated on a basis of the Fund as a whole without distinguishing between classes of shares issued.
(5) Total return calculations do not include sales charges.

	Nasdaq-100 Index Fund
	Class I
	Year Ended September 30,
	200 7	2006	2005	2004	2003
Net asset value, beginning of period	$21. 68	$21.09	$18.71	$17.35	$11.18

Investment Activities:
Net investment income / (loss)	0.0 1	0.05 (2)	0.16	(0.07)	(0.04)
Net realized and unrealized gains / (losses)	5.64	0.61	2.31	1.43	6.21
Total from Investment Activities	5 ..6 5	0.66	2.47	1.36	6.17

Distributions:
Net investment income	(0.06)	(0.07)	(0.09)	-	-
Total Distributions	(0.06)	(0.07)	(0.09)	-	-

Net asset value, end of period	$2 7 .. 27	$21.68	$21.09	$18.71	$17.35
Total return	26 .. 16%	3.08%	13.20%	7.84%	55.19%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net(1)	0.65%	0.65%	0.65%	0.65%	0.65%
Ratio of expenses to average net assets - gross	1. 10%	1.09%	1.13%	1.13%	1.38%
Ratio of net investment income / (loss) to average net assets	0. 06%	0.25%	0.79%	-0.33%	-0.33%
Portfolio turnover rate	1 5 .. 20%	12.89%	10.60%	4.92%	7.68%
Net assets, end of period (000's)	$ 24 , 130	$15,644	$17,040	$16,874	$15,847

(1) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(2) Per share amounts are based on average shares outstanding.

	Bond Fund - Class I
	Year Ended September 30,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$49.88	$50.18	$51.40	$51.73	$50.35

Investment Activities:
Net investment income / (loss)	2.55	2.59	2.47	2.44	3.34
Net realized and unrealized gains / (losses)	(0.54)	(0.4 4 )	(1.15)	0.06	1.12
Total from Investment Activities	2.01	2.15	1.32	2.50	4.46

Distributions:
Net investment income	(2.60)	(2.45)	(2.54)	(2.83)	(3.08)
Total Distributions	(2.60)	(2.45)	(2.54)	(2.83)	(3.08)

Net asset value, end of period	$49.29	$49.88	$50.18	$51.40	$51.73
Total return	4.12%	4.46%	2.64%	5.05%	9.22%

Ratios / Supplemental Data:
Ratio of expenses to average net assets	0.76%	0.71%	0.74%	0.72%	0.69%
Ratio of net investment income / (loss) to average net assets	5.08%	5.17%	4.82%	4.82%	6.53%
Portfolio turnover rate (3)	87.91%	62.28%	46.97%	79.28%	125.15%
Net assets, end of period (000's)	$92,451	$94,666	$97,119	$92,148	$91,745

Bond Fund Class A	Period from February 1, 2007(2) to September 30, 2007

Net asset value, beginning of period	$49.75

Investment Activities:
Net investment income / (loss)	1.33
Net realized and unrealized gains / (losses)	(0.38)
Total from Investment Activities	0.95

Distributions:
Net investment income	(1.24)
Total Distributions	(1.24)

Net asset value, end of period	$49.46
Total return(4)	1.92%

Ratios / Supplemental Data:
Ratio of expenses to average net assets	1.03%(1)
Ratio of net investment income / (loss) to average net assets	4.84%(1)
Portfolio turnover rate ( [3] )	87.91%
Net assets, end of period (000's)	$77

(1) Annualized.
(2) Commencement of operations.
(3) Portfolio turnover is calculated on a basis of the Fund as a whole without distinguishing between classes of shares issued.
(4) Total return calculations do not include sales charges.

	Short-term Government Fund - Class I
	Year Ended September 30,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$51.10	$51.05	$51.84	$52.56	$53.48

Investment Activities:
Net investment income / (loss)	2.09	1.84	1.41	1.30	1.37
Net realized and unrealized gains / (losses)	0.44	(0.05)	(0.78)	(0.87)	(0.42)
Total from Investment Activities	2.53	1.79	0.63	0.43	0.95

Distributions:
Net investment income	(2.13)	(1.74)	(1.42)	(1.15)	(1.58)
Net realized gains	-	-	-	-	(0.29)
Total Distributions	(2.13)	(1.74)	(1.42)	(1.15)	(1.87)

Net asset value, end of period	$51.50	$51.10	$51.05	$51.84	$52.56
Total return	5.06%	3.58%	1.24%	0.83%	1.81%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net( [2] )	0.73%	0.73%	0.73%	0.73%	0.73%
Ratio of expenses to average net assets - gross	0.96%	0.84%	0.88%	0.85%	0.81%
Ratio of net investment income / (loss) to average net assets	4.11%	3.55%	2.59%	2.16%	2.00%
Portfolio turnover rate (4)	32.26%	41.95%	15.98%	32.31%	55.57%
Net assets, end of period (000's)	$27,270	$28,013	$28,368	$28,981	$31,664

(

Short-term Government Fund Class A	Period from February 1, 2007(1) to September 30, 2007

Net asset value, beginning of period	$50.99

Investment Activities:
Net investment income / (loss)	1.37
Net realized and unrealized gains / (losses)	0.43
Total from Investment Activities	1.80

Distributions:
Net investment income	(1.14)
Net realized gains	-
Total Distributions	(1.14)

Net asset value, end of period	$51.65
Total return(5)	3.57%

Ratios / Supplemental Data:
Ratio of expenses to average net assets – net(2)	0.98%(3)
Ratio of expenses to average net assets - gross	1.25%(3)
Ratio of net investment income / (loss) to average net assets	4.73%(3)
Portfolio turnover rate (4)	32.26%
Net assets, end of period (000's)	$10

(1) Commencement of operations.
(2) Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.
(3) Annualized.
(4) Portfolio turnover is calculated on a basis of the Fund as a whole without distinguishing between classes of shares issued.
(5) Total return calculations do not include sales charges.

	High Yield Bond Fund - Class I
	Year Ended September 30,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$28. 75	$28.69	$27.59	$26.67	$23.48

Investment Activities:
Net investment income / (loss)	1. 81	1.94	1.93	1.90	2.20
Net realized and unrealized gains / (losses)	( 0. 30)	0. 13	1.00	1.08	3.13
Total from Investment Activities	1 .. 51	2.07	2.93	2.98	5.33

Distributions:
Net investment income	( 1 .. 83 )	(2.01)	(1.83)	(2.06)	(2.14)
Total Distributions	(1.83)	(2.01)	(1.83)	(2.06)	(2.14)

Net asset value, end of period	$ 28. 43	$ 28.75	$28.69	$27.59	$26.67
Total return	5 .. 40%	7.52%	11.03%	11.64%	23.92%

Ratios / Supplemental Data:
Ratio of expenses to average net assets	1. 25%	1.17%	1.22%	1.21%	1.18%
Ratio of net investment income / (loss) to average net assets	6 .. 68%	7.17%	6.81%	6.93%	8.80%
Portfolio turnover rate (2)	97 .. 0 1%	100.17%	99.09%	162.69%	214.02%
Net assets, end of period (000's)	$ 24 , 300	$19,942	$19,094	$18,777	$18,519

High Yield Bond Fund Class A	Period from February 1, 2007(1) to September 30, 2007

Net asset value, beginning of period	$29.18

Investment Activities:
Net investment income / (loss)	0.96
Net realized and unrealized gains / (losses)	(0.63)
Total from Investment Activities	0.33

Distributions:
Net investment income	(0.96)
Total Distributions	(0.96)

Net asset value, end of period	$28.55
Total return(3)	1.16%

Ratios / Supplemental Data:
Ratio of expenses to average net assets	1.54%(4)
Ratio of net investment income / (loss) to average net assets	6.50%(4)
Portfolio turnover rate (2)	97.01%
Net assets, end of period (000's)	$225

(1) Commencement of operations.
(2) Portfolio turnover is calculated on a basis of the Fund as a whole without distinguishing between classes of shares issued.
(3) Total return calculations do not include any sales charges.
(4) Annualized

	Money Market Fund
	Year Ended September 30,
	2007	2006	2005	2004	2003
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Investment Activities:
Net investment income / (loss)	0.0 5	0.04	0.02	0.01	0.01
Total from Investment Activities	0.0 5	0.04	0.02	0.01	0.01

Distributions:
Net investment income	(0.0 5 )	(0.04)	(0.02)	(0.01)	(0.01)
Total Distributions	(0.0 5 )	(0.04)	(0.02)	(0.01)	(0.01)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00
Total return	5 .. 06%	4.33%	2.30%	0.79%	0.95%

Ratios / Supplemental Data:
Ratio of expenses to average net assets - net(1)	0.45%	0.45%	0.45%	0.45%	0.45%
Ratio of expenses to average net assets - gross	0.5 8%	0.56%	0.60%	0.59%	0.56%
Ratio of net investment income / (loss) to average net assets	4. 96%	4.30%	2.33%	0.79%	0.95%
Net assets, end of period (000's)	$1 37 , 72 3	$125,364	$109,406	$103,499	$112,651

(1)Net expenses represent gross expenses reduced by fees waived and/or reimbursed by the Adviser.

APPENDIX A:  RATINGS

CORPORATE BOND RATINGS

Moody's Investors Service, Inc.

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

Standard & Poor's Rating Services

AAA - This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree.

A - Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effect of changes in circumstances and economic conditions.

BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB, B, CCC, CC - Bonds rated BB, B, CCC, and CC are regarded, on balance, as predominately speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

COMMERCIAL PAPER RATINGS

Moody's Investors Services, Inc.

A Prime rating is the highest commercial paper rating assigned by Moody's Investors Services, Inc. Issuers rated Prime are further referred to by use of numbers 1, 2 and 3 to denote relative strength within this highest classification. Among the factors considered by Moody's in assigning ratings for an issuer are the following:

•

management;

•

economic evaluation of the industry and an appraisal of speculative type risks which may be inherent in certain areas;

•

competition and customer acceptance of products;

•

liquidity;

•

amount and quality of long-term debt;

•

ten-year earnings trends;

•

financial strength of a parent company and the relationships which exist with the issuer; and

•

recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

Standard & Poor's Rating Services

Commercial paper rated A by Standard & Poor's Rating Services has the following characteristics:

•

Liquidity ratios are better than the industry average.

•

Long-term senior debt rating is "A" or better. In some cases, BBB credits may be acceptable.

•

The issuer has access to at least two additional channels of borrowing.

•

Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances.

•

Typically, the issuer's industry is well established, the issuer has a strong position within its industry and the reliability and quality of management is unquestioned.

Issuers rated A are further referred to by use of numbers 1, 2 and 3 to denote relative strength within this classification.

A Statement of Additional Information dated February 1, ~~2007~~  2008 ~~(As Supplemented Effective March 1, 2007)~~ , which contains further information about the Funds, has been filed with the Securities and Exchange Commission and is incorporated by reference into this Prospectus. Additional information about the Funds' investments is available in Summit Mutual Funds' annual and semi-annual reports to shareholders. In Summit Mutual Funds' annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds' performance during their last fiscal year.  A copy of the Statement of Additional Information and ~~or~~ the Funds' annual and semi-annual reports may be obtained without charge by calling Summit Mutual Funds, c/o U. S. Bancorp Fund Services, LLC, (888) 259-7565, or by writing Summit Mutual Funds, c/o U. S. Bancorp Fund Services, LLC, at P.O. Box 701, Milwaukee, WI 53201-0701.

Summit Mutual Funds' Statement of Additional Information, annual and semi-annual reports and certain other information about the Funds can be reviewed and copied at the SEC's Public Reference Room.  Information about the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  Copies of Fund documents may be obtained, after paying a duplication fee, by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102, or by electronic request to publicinfo@sec.gov.

The Funds' Statement of Additional Information, annual and semi-annual reports and other information are available without charge at the Funds' web site:  http://summitfunds.com.

These Fund documents and other information about the Funds are also available without charge at the SEC's web site: http://www.sec.gov.

File Nos. 811-04000 and 002-90309

SMFI 514APEX 2 ~~3~~ / 08